UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Novatel Wireless, Inc.

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May 2, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Novatel Wireless, Inc. The meeting will be held on Thursday, June 6, 2013, at 2:00 p.m., local time, at the Hyatt House San Diego, 10044 Pacific Mesa Blvd., San Diego, California 92121.

Information about the meeting is included in the following Notice of Annual Meeting of Stockholders and Proxy Statement. Also included is a proxy card and postage-paid return envelope.

It is important that your shares be represented at the meeting. Whether or not you plan to attend, please complete, sign, date and promptly return your proxy card in the enclosed postage-paid return envelope. If you hold your shares through an account with a broker, bank or other nominee, please follow the instructions you receive from them to vote your shares.

We look forward to seeing you at the meeting.

Sincerely,

Peter V. Leparulo
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 6, 2013

The 2013 Annual Meeting of Stockholders of Novatel Wireless, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 6, 2013, at 2:00 p.m., local time, at the Hyatt House San Diego, 10044 Pacific Mesa Blvd., San Diego, California 92121. The meeting will be held for the following purposes:

1.	To elect three directors to serve until the 2016 Annual Meeting of Stockholders;

2.	To amend the Company’s 2000 Employee Stock Purchase Plan to increase the number of shares issuable under the plan;

3.	To amend the Company’s 2009 Omnibus Incentive Compensation Plan to increase the number of shares issuable under the plan;

4.	To hold an advisory vote on the compensation of the Company’s named executive officers; and

5.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013.

Information concerning the matters to be voted upon at the meeting is set forth in the accompanying Proxy Statement. Holders of record of the Company’s common stock as of the close of business on April 17, 2013 are entitled to notice of, and to vote at, the annual meeting.

Your vote is very important. Whether or not you plan to attend the annual meeting, please complete, sign, date and promptly return your proxy card in the enclosed postage-paid return envelope. If you hold shares through an account with a broker, bank or other nominee, please follow the instructions you receive from them to vote your shares.

By Order of the Board of Directors,

Catherine F. Ratcliffe
Senior V.P., Business Affairs, General Counsel and Secretary

May 2, 2013

San Diego, California

NOVATEL WIRELESS, INC.

9645 Scranton Road

San Diego, California 92121

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

Why am I receiving this proxy statement?

This proxy statement and the enclosed proxy card are being sent to you on behalf of the Board of Directors (the “Board”) of Novatel Wireless, Inc. (the “Company”) to solicit your proxy to vote at the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Thursday, June 6, 2013, at 2:00 p.m., local time, at the Hyatt House San Diego, 10044 Pacific Mesa Blvd., San Diego, California 92121. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement.

This proxy statement and the enclosed proxy card are being mailed to stockholders on or about May 2, 2013.

What matters will be considered at the Annual Meeting?

At the Annual Meeting, our stockholders will be asked:

•	To elect three directors to serve until the 2016 Annual Meeting of Stockholders;

•	To amend the Company’s 2000 Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares issuable under the plan;

•	To amend the Company’s 2009 Omnibus Incentive Compensation Plan (the “2009 Incentive Plan”) to increase the number of shares issuable under the plan;

•	To hold an advisory vote on the compensation of the Company’s named executive officers;

•	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013; and

•	To consider such other business as may properly come before the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Record holders of our common stock as of the close of business on April 17, 2013 are entitled to notice of, and to vote at, the Annual Meeting. You are a holder of record if your shares were registered directly in your name with our transfer agent, Computershare Trust Company, at the close of business on April 17, 2013. If your shares were held through an account with a broker, bank or other nominee at that time, then your shares are held in “street name” and the organization holding your account is considered the holder of record for purposes of voting at the Annual Meeting. However, as a beneficial owner, you have the right to instruct your broker, bank or other nominee on how to vote your shares.

How many votes do I have?

Each holder of record as of the close of business on April 17, 2013 is entitled to one vote for each share of common stock held on that date. As of that date, we had 33,892,771 shares of common stock outstanding.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends a vote:

•	FOR the election of the director nominees to serve until the 2016 Annual Meeting of Stockholders;

•	FOR the amendment of the Company’s Purchase Plan to increase the number of shares issuable under the plan;

•	FOR the amendment of the Company’s 2009 Incentive Plan to increase the number of shares issuable under the plan;

•	FOR the advisory vote on executive compensation;

•	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013; and

•	at the discretion of the proxy holders with respect to any other matter that is properly presented at the Annual Meeting.

How do I cast my vote?

If you are a holder of record, you can vote in person at the Annual Meeting or by proxy prior to the Annual Meeting. To vote by proxy, please complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid return envelope.

If your shares are held in “street name,” your broker, bank or other nominee will provide you with instructions on how to vote your shares. If you hold your shares in “street name” and do not instruct your broker, bank or other nominee how to vote your shares, your shares will not be voted in the election of directors. To be sure your shares are voted in the manner you desire, you should instruct your broker, bank or other nominee how to vote your shares.

Voting your shares is important due to the stock exchange rule that prohibits your broker, bank or other nominee from voting your shares with respect to the election of directors without your express voting instructions.

If you hold your shares in “street name” and wish to attend the Annual Meeting and vote your shares in person, you must obtain a valid proxy from your broker, bank or other nominee.

Can I change my vote after I have mailed my signed proxy card?

If you vote by proxy, you can revoke that proxy at any time before it is voted at the Annual Meeting. You can do this by:

•	delivering a written notice revoking your proxy to the Company’s Corporate Secretary at the following address Novatel Wireless, Inc., 9645 Scranton Road, San Diego CA 92121;

•	delivering to the Company’s Corporate Secretary a new proxy bearing a date after the date of the proxy being revoked; or

•	voting in person at the Annual Meeting.

What if I return a signed proxy card but do not provide voting instructions?

All properly executed proxies, unless revoked as described above, will be voted at the Annual Meeting in accordance with your instructions on the proxy. If a properly executed proxy gives no specific voting instructions, the shares of common stock represented by your proxy will be voted:

•	FOR the election of each of the director nominees to serve until the 2016 Annual Meeting of Stockholders;

•	FOR the amendment of the Company’s Purchase Plan to increase the number of shares issuable under the plan;

•	FOR the amendment of the Company’s 2009 Incentive Plan to increase the number of shares issuable under the plan;

•	FOR the advisory vote on executive compensation;

•	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013; and

•	at the discretion of the proxy holders with respect to any other matter that is properly presented at the Annual Meeting.

What will constitute a quorum at the Annual Meeting?

Holders of a majority of shares of our common stock entitled to vote at the Annual Meeting must be present at the Annual Meeting, in person or by proxy, to constitute a quorum necessary to conduct the Annual Meeting. Your shares will be counted toward the quorum if you submit a properly executed proxy or vote at the Annual Meeting. If there is no quorum, a majority of the votes present at the Annual Meeting, in person or by proxy, may adjourn the meeting to a later date.

How many votes are required to elect the director nominee?

The directors will be elected by a plurality of the votes cast by holders of our common stock.

What does it mean if I received more than one proxy card?

If you received more than one proxy card, your shares are likely registered in more than one name or are held in more than one account. Please complete, sign, date and promptly return each proxy card to ensure that all your shares are voted.

Who will bear the costs for soliciting votes for the Annual Meeting?

The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. In addition, we have retained Alliance Advisors LLC to assist in the solicitation of proxies for the Annual Meeting. For those services, we will pay Alliance Advisors LLC a fee of $14,000 and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with providing its services to us.

Where else are the proxy materials available?

The proxy statement and our 2012 Annual Report are available for your review at www.nvtl.com/proxymaterials.

Where can I find directions to the Annual Meeting location?

Directions to the Hyatt House San Diego are available at http://sorrentomesa.house.hyatt.com.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 6, 2013: The Notice of the Annual Meeting, Proxy Statement and Annual Report are available at www.nvtl.com/proxymaterials.

PROPOSAL 1

ELECTION OF DIRECTOR

At the Annual Meeting, three directors will be elected to serve a three-year term expiring at the 2016 Annual Meeting of Stockholders. This section contains information about the director nominees and the directors whose terms of office continue after the Annual Meeting. The nominees for election are James Ledwith, Sue Swenson and John Wakelin. The director nominees are incumbent directors whose nomination to serve on the Board were recommended by the Nominating and Corporate Governance Committee and approved by the Board.

The directors will be elected by a plurality of the votes cast at the Annual Meeting. A “withhold” vote will have no effect on the outcome of the election of these directors.

The Board Recommends a Vote FOR Each of the Three Director Nominees.

Nominees to be Elected for Term Expiring at the 2016 Annual Meeting of Stockholders

James Ledwith, age 67, has served as a director since March 2008 and as our lead independent director since April 2010. Mr. Ledwith served as a partner at Cohn Reznick, LLP, formerly J.H. Cohn LLP, an accounting and consulting firm, from 1992 until his retirement in 2009 and has been a lecturer at San Diego State University from 2000 to 2007 and from 2011 to the present. Mr. Ledwith serves as a director of San Diego Trust Bank, a privately held community bank. Mr. Ledwith is a certified public accountant and received his undergraduate degree from Babson College and a Master of Business Administration from the Wharton Graduate Division of the University of Pennsylvania.

Mr. Ledwith spent his career primarily in public accounting and has extensive knowledge of accounting and financial reporting rules and regulations. Mr. Ledwith’s educational background and accounting expertise provide a solid background for him to advise and consult with the Board on financial and audit-related matters as a member of the Audit Committee and on compensation-related matters as a Chairman of the Compensation Committee.

Sue Swenson, age 64, has served as a director since June 2012. Ms. Swenson has more than 20 years of executive management experience in the telecommunications industry and considerable experience serving on the boards of growing technology companies. Since 1994, she has been a director of Wells Fargo and sits on their Audit and Examination Committee and Governance and Nominating Committee. Ms. Swenson also is a director on the boards of Spirent Communications Plc, Harmonic, Inc., FirstNet and has previously served on boards of numerous public and private companies, including Leap Wireless International, mBlox and Palm. Ms. Swenson recently retired as president and CEO of Sage Software, Inc. Before joining Sage Software, Ms. Swenson held positions in a variety of telecom companies, including COO of Atrinsic, Inc. (formerly known as New Motion, Inc.), COO of Amp’d Mobile, Inc., president and COO of Leap Wireless International, Inc., and president and CEO of Cellular One.

Ms. Swenson’s substantial experience at, and knowledge regarding, high technology companies, including wireless communication companies, provide a particularly relevant and informed background for her to use serving on the Board and as a member of the Compensation Committee.

General John D. Wakelin (U.S. Army, Retired), age 77, has served as a director since May 2009. For the last 23 years he has worked in senior executive and program management roles at SAIC, a Fortune 500 scientific, engineering, and technology applications company. At SAIC, General Wakelin has overseen numerous programs in large scale computing, telecommunications systems, and complex enterprise software systems for the public and private sector. He retired as Brigadier General for the Army where he served for 30 years in a number of roles, culminating in his service as Deputy Director for Command Control and Communications for the Joint

Chiefs of Staff under Presidents Reagan and Bush and as Deputy Commander for Research and Development for the U.S. Army Communications Electronics Command at Fort Monmouth, N.J. General Wakelin holds a Bachelor of Science from the University of San Francisco and he completed all graduate level course work in Social Psychology for the Army’s Foreign Area Officer Program at San Diego State University. General Wakelin also attended the U.S. Army Command and General Staff College and National War College.

General Wakelin’s over 23 years of experience in executive and business development positions at SAIC gives him a strong understanding of the technology industry, making him well-suited to be a member of the Board and as a member of the Compensation Committee and Chairman of the Nominating and Corporate Governance Committee. General Wakelin also brings to the Board strong leadership experience as a result of his 30 years of service in the U.S. Army.

Directors With Terms Expiring at the 2014 Annual Meeting of Stockholders

Russell Gerns, age 75, has served as director since September 2009. Mr. Gerns has more than 27 years of operational and finance experience, having participated in the founding and dramatic growth of numerous high-tech companies, including Scientific Data Systems (which was acquired by Xerox Corporation), Computer Machinery Corporation, Cipher Data Products and Rexon, Inc. (which was acquired by Legacy Storage Systems Corporation). Since 1985, Mr. Gerns has concentrated on venture capital financing of start-up companies, private equity investments, and company acquisitions. Mr. Gerns is a past member of the Board of Directors of the California Council on Economic Education. He was a member of the Board of Advisors of the UCLA Anderson School of Management Center for Entrepreneurial Studies and has taught as a professor of business management at Pepperdine University. Mr. Gerns earned his undergraduate degree from the University of California, Los Angeles.

Mr. Gerns’ extensive operational and finance experience with high-tech companies brings to the Board a valuable perspective on the technology industry. His experience with venture capital financing, private equity investments and acquisitions also provides additional insight to the Board regarding business and management of technology companies.

David A. Werner, age 61, has served as a director since January 2004. Mr. Werner was a co-owner of Aerofit, Inc., an engineered component manufacturer, from 2004-2012 and currently serves as its co-Chief Executive Officer. Mr. Werner was previously a partner at Engineered Components, an acquisition and business development company serving the engineered components market, which he joined in 2002. Mr. Werner also served as Executive Vice President and Chief Financial Officer of Day Runner, Inc. from 1999 to 2002. From 1994 to 1999, Mr. Werner was Executive Vice President and a member of the Board of Directors of Kaynar Technologies, Inc., a specialty component manufacturer. From 1990 to 1993, he served as Vice President and Chief Financial Officer of Microdot, Inc. From 1978 to 1990, Mr. Werner served in various accounting, financial, operating and executive positions with Lear Siegler. From 1974 to 1978, Mr. Werner worked for Peat, Marwick, Mitchell & Co. (currently KPMG). Mr. Werner is a certified public accountant (inactive) and received a Bachelor of Science in Business Administration and a Master of Business Administration from the University of Southern California.

Mr. Werner brings leadership, financial experience and a background in executive management to the Board. Mr. Werner has a strong understanding of the issues affecting the Company as a result of more than 20 years of executive experience in various industries. With his background in accounting and finance, Mr. Werner also brings an understanding of financial issues to the Board and the Audit Committee.

Director With Term Expiring at the 2015 Annual Meeting of Stockholders

Peter V. Leparulo, age 54, has served as a director since May 2003, as our Chairman since November 2006 and as our Chief Executive Officer since April 2008. He also served as our Chief Executive Officer from January 2003 to November 2006. From May 2001 to January 2003, he served as our Senior Vice President, General

Manager, CDMA Operations. From September 2000 to May 2001, he served as our Senior Vice President, Corporate and Strategic Development and General Counsel. From June 1998 until September 2000, Mr. Leparulo was a Senior Partner at the law firm Orrick, Herrington & Sutcliffe LLP, where he specialized in corporate finance, mergers and acquisitions, securities, intellectual property and general corporate matters. Prior to joining Orrick, Mr. Leparulo was a Partner at the law firm Pillsbury Madison & Sutro LLP, from January 1992 until June 1998, and an Associate at that firm from October 1989 until January 1992. He holds a Bachelor of Science from Colgate University and a Juris Doctor from Case Western Reserve University.

Mr. Leparulo’s nearly 13 years of experience at the Company, culminating in his service as the Company’s Chairman and Chief Executive Officer, gives him in-depth knowledge of the Company’s business and an understanding of operational and strategic matters impacting the Company. Mr. Leparulo’s background as an attorney gives the Board valuable insight into managing the Company’s business in a complex legal environment.

CORPORATE GOVERNANCE

Director Independence

Under the NASDAQ listing requirements, a majority of the members of our Board must be independent. The Board has determined that of our current non-management directors, Mr. Gerns, Mr. Ledwith, Ms. Swenson, Gen. Wakelin and Mr. Werner, are each independent of the Company and management within the meaning of the NASDAQ listing requirements. Mr. Leparulo is not “independent” under the NASDAQ listing requirements because he is an employee of the Company.

Director Nominations

Qualifications. The Nominating and Corporate Governance Committee considers a number of factors in its evaluation of director candidates, including the members of the Board eligible for re-election. These factors include relevant business experience, expertise, character, judgment, length of potential service, independence, other commitments and the current needs of the Board and its committees. In the case of incumbent directors, the Nominating and Corporate Governance Committee also considers a director’s overall service to the Company during his or her term, including the number of meetings attended, level of participation and quality of performance.

While the Nominating and Corporate Governance Committee has not established specific criteria related to a director candidate’s age, education, experience level or skills, it expects qualified candidates will have appropriate experience and a proven record of business success and leadership. The Nominating and Corporate Governance Committee believes the Board should be comprised of a diverse group of individuals with significant and relevant senior management and leadership experience, an understanding of technology relevant to the Company and its business, a long-term and strategic perspective and the ability to advance constructive debate and a global perspective. While the Board considers diversity in its evaluation of candidates, the Board does not have a policy specifically focused on diversity.

Stockholder Recommendations. The Nominating and Corporate Governance Committee considers recommendations of potential director candidates from stockholders based on the same criteria as a candidate identified by an individual director or the Nominating and Corporate Governance Committee.

Stockholders may recommend candidates at any time. However, to be considered by the Nominating and Corporate Governance Committee for inclusion in the proxy statement for our next Annual Meeting of Stockholders, recommendations must be received by the Corporate Secretary at least 120 days prior to the first anniversary of the date of the proxy statement mailed to stockholders for the immediately preceding Annual Meeting of Stockholders. A stockholder’s notice must include the following:

•

a written statement by the director candidate agreeing to be named in our proxy materials and to serve as a member of the Board (and any committee of the Board to which the director candidate is assigned to serve by the Board) if nominated and elected;

•	the director candidate’s full name, age, business and residential addresses and principal occupation or employment for at least the past five years;

•	information regarding any relationships between the candidate and the Company within the last three years;

•	a description of the proposed nominee’s qualifications as a director; and

•	a written statement that the nominating stockholder is a beneficial or record owner of our stock.

The stockholder’s notice must be signed by the stockholder recommending the director candidate for consideration and sent to the following address: Novatel Wireless, Inc., c/o Corporate Secretary, 9645 Scranton Road, San Diego, California 92121.

Communications with the Board

Stockholders and other interested parties may communicate with the Board, the non-management directors or specific directors by mail addressed to: Novatel Wireless, Inc., c/o Corporate Secretary, 9645 Scranton Road, San Diego, California 92121. The communication should clearly indicate whether it is intended for the Board, the non-management directors or a specific director. Our Corporate Secretary will review all communications and will, on a periodic basis, forward all communications to the appropriate director or directors, other than those communications that are merely solicitations for products or services or that relate to matters that are clearly improper or irrelevant to the functioning of the Board.

Code of Ethics

The Board has adopted a code of business conduct and ethics applicable to all our directors, officers and employees. The purpose of the code of business conduct and ethics is to, among other things, focus our directors, officers and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report concerns regarding possible unethical or unlawful conduct and to help enhance and formalize our culture of integrity, respect and accountability. We distribute copies of the code to, and conduct periodic training sessions regarding its content for, our newly elected directors and newly hired officers and employees. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website in the Investors tab under “Corporate Governance” as required by applicable law. A copy of our code of business conduct and ethics is available on our website under the Investors tab under “Corporate Governance” at http://novatelwireless.com.

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

The Board

The Board currently consists of six members, five of whom are non-management directors. The Board is currently divided into three classes with each class serving a three-year term. The term of each such class expires at each Annual Meeting of Stockholders of the Company.

Board Meetings and Director Attendance

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all meetings of the Board and the committees on which he or she serves. In 2012, the Board met ten times, four of which were telephonic meetings. Each Board member attended at least 75% of the meetings of the Board and the committees on which he or she served during the period for which he or she was a director or committee member.

Annual Meeting of Stockholders

We do not have a formal policy regarding attendance by members of the Board at our Annual Meetings of Stockholders. However, we encourage, but do not require, our directors to attend. Four of our directors, Peter Leparulo, James Ledwith, Sue Swenson and General Wakelin, attended the 2012 Annual Meeting of Stockholders.

Board Committees

The Board currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates under a written charter adopted by the Board. All of the charters are publicly available on our website at www.novatelwireless.com in the Investors tab under “Corporate Governance.” You may also obtain a copy of these charters upon written request to our Corporate Secretary at our principal executive offices.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board appoints committee members annually. The table below sets forth the current composition of our Board committees:

Name	Audit Committee			Compensation Committee			Nominating and Corporate Governance Committee
Russell Gerns	✓						✓
James Ledwith	✓			✓	(Chair	)
Peter V. Leparulo
Sue Swenson				✓
John Wakelin				✓			✓	(Chair	)
David A. Werner	✓	(Chair	)

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements and internal control over financial reporting. The functions and responsibilities of the Audit Committee include:

•	engaging our independent registered public accounting firm and conducting an annual review of the independence of that firm;

•	reviewing with management and the independent registered public accounting firm the scope and the planning of the annual audit;

•	reviewing the annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm;

•	reviewing the findings and recommendations of the independent registered public accounting firm and management’s response to the recommendations of that firm;

•	discussing with management and the independent registered public accounting firm, as appropriate, the Company’s policies with respect to financial risk assessment and financial risk management;

•	overseeing compliance with applicable legal and regulatory requirements, including ethical business standards;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

•	establishing procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	preparing the Audit Committee Report to be included in our annual proxy statement; and

•	reviewing the adequacy of the Audit Committee charter on an annual basis.

In 2012, the Audit Committee met five times, one of which was a telephonic meeting.

Our independent registered public accounting firm reports directly to the Audit Committee. Each member of the Audit Committee must have the ability to read and understand fundamental financial statements and at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting or another comparable experience or background. The Board has determined that each member of the Audit Committee is “independent” as defined by the NASDAQ listing requirements and SEC rules. The Board has also determined that Mr. Werner meets the requirements of an “audit committee financial expert” as defined by SEC rules.

Compensation Committee

The Compensation Committee establishes, administers and oversees compliance with our policies, programs and procedures for compensating our executive officers and the Board. The functions and responsibilities of the Compensation Committee include:

•	establishing and reviewing our general compensation policies and levels of compensation applicable to our executive officers and our non-management directors;

•	evaluating the performance of, and determining the compensation for, our executive officers, including our chief executive officer;

•	reviewing regional and industry-wide compensation practices in order to assess the adequacy and competitiveness of our executive compensation programs; and

•	administering our equity incentive compensation plans and approving awards of stock, restricted stock units or stock options to employees and other parties.

In 2012, the Compensation Committee met nine times, two of which were telephonic meetings. The Board has determined that each member of the Compensation Committee is “independent” as defined by the NASDAQ listing requirements.

The Compensation Committee has the sole authority to retain and supervise one or more outside advisors, including outside counsel and consulting firms, to advise the Committee on executive and director compensation matters and to terminate any retained adviser. In addition, the Committee has the sole authority to approve the fees of an outside adviser and other retention terms.

For 2012, the Compensation Committee retained the compensation consultant, Meridian Compensation Partner, LLC (“Meridian”) to advise the Compensation Committee on executive and director compensation matters.

The Compensation Committee reviewed the services provided by Meridian to the Compensation Committee and based on this review has determined that the provision of such services did not give rise to any conflict of interests taking into account such factors as required by the Securities and Exchange Commission and applicable law and such other factors as the Compensation Committee determines are relevant.

Nominating and Corporate Governance Committee

The functions and responsibilities of the Nominating and Corporate Governance Committee include:

•	monitoring developments in corporate governance principles and standards;

•	developing and recommending a set of corporate governance guidelines applicable to the Company;

•	reviewing possible conflicts of interest of Board members and management;

•	recommending whether incumbent directors should be nominated for re-election to the Board;

•	recommending director nominees;

•	establishing procedures and guidelines for individuals to be considered to become directors;

•	reviewing and evaluating director nominees submitted by stockholders;

•	recommending the appropriate size and composition of the Board and each of its committees;

•	overseeing annual evaluations of the performance of the Board, the Board committees and the directors;

•	monitoring the continued legal compliance of our established principles and policies; and

•	reviewing the adequacy of the Nominating and Corporate Governance Committee charter on an annual basis.

In 2012, the Nominating and Corporate Governance Committee met three times. The Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined by the NASDAQ listing requirements.

Board Leadership Structure

The Company currently combines the positions of Chairman and Chief Executive Officer. The Company’s policy as to whether the same person should serve in these positions is based on the Company’s needs at any particular time. The Board annually elects an independent director to serve as lead director. The Board believes that the current structure, in which Mr. Leparulo serves as Chairman and Chief Executive Officer, together with a lead independent director, is appropriate and provides the most effective leadership for the Company given Mr. Leparulo’s long-term experience with the Company and his specialized knowledge regarding the challenges and opportunities affecting the Company. The current structure also allows Mr. Leparulo to act as a bridge between management and the Board.

The Board has elected Mr. Ledwith to serve as our lead independent director. The primary responsibilities of the lead independent director include, among other things:

•	advising the Chairman as to the schedule of, agenda for, and information to be provided in connection with, Board meetings;

•	convening and presiding at meetings of non-management directors and presiding at Board meetings at which the Chairman is not present;

•	acting as a liaison between the non-management directors and the Chairman when appropriate; and

•	acting as a liaison for communication with Company stockholders.

Board’s Role in Risk Oversight

The Board plays an active role in the Company’s risk oversight and is responsible for overseeing the processes established to report and monitor systems that mitigate material risks applicable to the Company. The Board delegates certain risk management responsibilities to the committees of the Board. The Audit Committee reviews and discusses with management the Company’s policies regarding risk assessment and risk management and the Company’s significant financial risk exposures and the actions that management has taken to limit, monitor or control those exposures. The Compensation Committee reviews the compensation of the Company’s executive officers at least annually and considers the design of compensation programs and arrangements and potential risks presented thereby. The Nominating and Corporate Governance Committee considers potential risks presented by corporate governance issues affecting the Company and makes recommendations to the Board as appropriate. Each of these committees regularly reports to the Board on matters that involve the specific areas of risk that each committee oversees. The Board also receives regular reports on the Company’s risk management from senior representatives of the Company’s independent registered public accounting firm.

Director Compensation

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. Upon the recommendation of the Compensation Committee, the Board makes all compensation decisions for our non-management directors. In recommending director compensation, the Compensation Committee considers, among other things, the amount of time required of directors to fulfill their duties. A director who is also an employee of the Company does not receive additional compensation for serving as a director.

In 2012, Meridian advised the Compensation Committee that non-management director compensation should be reviewed periodically but did not recommend any changes to the cash and equity compensation for non-management directors for 2012. Meridian recommended that the equity grant made to each non-management director be entirely restricted stock units, a practice that had been followed in 2011 as well. Based on Meridian’s advice the Compensation Committee recommended to the Board of Directors that the equity for non-management directors in 2012 be granted in restricted stock units. For a description of the equity grants to non-management directors in 2012, see “—Equity-Based Compensation.”

Cash Compensation. The table below summarizes the components of cash compensation payable to our non-management directors for Board and Board committee service in 2012. The Company reimburses directors for reasonable expenses incurred in connection with attending Board and Board committee meetings.

Board Service:
Annual Retainer	$20,000
Lead Independent Director	$15,000
Meeting Fee (in person)	$1,500
Meeting Fee (telephonic)	$750

Board Committee Service:
Audit Committee Chair	$10,000
Compensation Committee Chair	$5,000
Nominating and Corporate Governance Committee Chair	$5,000
Meeting Fee (in person)	$1,000
Meeting Fee (telephonic)	$500

Equity-Based Compensation. In 2011, non-management directors received an annual equity award with an economic value of $90,000 in the form of restricted stock units. For the grants in 2011, Meridian recommended, and the Compensation Committee agreed, that a restricted stock unit would be valued at 90% of the closing price of our common stock on the grant date. In March 2012, the Compensation Committee determined that there were not enough shares available in the Company’s 2009 Incentive Plan to make equity grants delivering the economic value of $90,000 to the non-management directors while maintaining share availability for other purposes such as equity grants to non-executive employees and new employees. The Compensation Committee considered information on burn rate and projections on possible share usage for other purposes, consulted with Meridian and reviewed various models for possible equity grants. For the grants in 2012, Meridian recommended, and the Compensation Committee agreed, that a restricted stock unit would be valued at 90% of the closing price of our common stock on the grant date. Because preserving share availability under the 2009 Incentive Plan for other purposes was important, the Compensation Committee concluded that each of the non-management directors would be awarded long-term equity grants in March 2012 in the same share amounts and form as they had received in 2011 even though the economic value of such grants was less than the awards made in 2011. The Compensation Committee made the same decision with respect to equity grants for the executive officers in March 2012.

The restricted stock units granted to non-management directors vest in three equal annual installments beginning on the first anniversary of the grant date. Upon vesting, the restricted stock units are settled in shares of our common stock.

Director Compensation Table. The table below summarizes the compensation paid to our non-management directors for 2012.

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)(3)	Total
Russell Gerns	$36,750	$63,052	$99,802
James Ledwith	63,000	63,052	126,052
Sue Swenson	21,264	44,356	66,620
John Wakelin	47,000	63,052	110,052
David A. Werner	45,250	63,052	108,302

(1)	Peter V. Leparulo, our Chairman and Chief Executive Officer, is not included in this table because he is an employee of the Company and receives no additional compensation for his service as a director. The compensation received by Mr. Leparulo as an employee of the Company is shown in the Summary Compensation Table in this Proxy Statement.

(2)	The amounts in these columns reflect the aggregate grant date fair value of the stock awards granted in 2012 as computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 6, “Stock Incentive and Employee Stock Purchase Plans” in the Company’s Form 10-K for the year ended December 31, 2012.
(3)	As of December 31, 2012, the number of shares of restricted stock and/or shares underlying outstanding restricted stock units held by each of the directors listed in the table above were as follows: Mr. Gerns (32,945 shares), Mr. Ledwith (32,945 shares), Ms. Swenson (18,329 shares), Gen. Wakelin (32,945 shares) and Mr. Werner (32,945 shares). Ms Swenson received her equity grant in June 2012 upon her appointment to the Board of Directors.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current executive officers:

Name	Age	Position with the Company
Peter V. Leparulo	54	Chairman and Chief Executive Officer
Kenneth G. Leddon	60	Senior Vice President and Chief Financial Officer
Robert M. Hadley	50	Chief Marketing Officer
Catherine F. Ratcliffe	55	Senior Vice President, Business Affairs, General Counsel and Secretary
Slim S. Souissi	48	Senior Vice President and Chief Technology Officer

Peter V. Leparulo has served as a director since May 2003, as our Chairman since November 2006 and as our Chief Executive Officer since April 2008. He also served as our Chief Executive Officer from January 2003 to November 2007. From May 2001 to January 2003, he served as our Senior Vice President, General Manager, CDMA Operations. From September 2000 to May 2001, he served as our Senior Vice President, Corporate and Strategic Development and General Counsel. From June 1998 until September 2000, Mr. Leparulo was a Senior Partner at the law firm of Orrick, Herrington & Sutcliffe LLP, where he specialized in corporate finance, mergers and acquisitions, securities, intellectual property and general corporate matters. Prior to joining Orrick, Mr. Leparulo was a Partner at the law firm of Pillsbury Madison & Sutro LLP, from January 1992 until June 1998, and an Associate at that firm from October 1989 until January 1992. He holds a Bachelor of Science from Colgate University and a Juris Doctor from Case Western Reserve University.

Kenneth G. Leddon has served as our Senior Vice President and Chief Financial Officer since January 2008. From November 2007 to January 2008, he served as our interim Chief Financial Officer. Before joining us, Mr. Leddon was a principal in the management consulting firm of Leddon & Associates from September 2006 until November 2007. Prior to that, he was a principal in the management consulting firm of Pathway Strategic Partners from November 2002 to September 2006. Mr. Leddon also served as an interim executive or financial advisor for several companies while employed with two nationally recognized management consulting firms, XRoads Solutions Group, LLC and Buccino & Associates, Inc. He also served as Chief Financial Officer and Vice President for several portfolio companies of Milhous Group, a private equity firm that was based in California. Mr. Leddon started his career at U.S. Steel Corporation, where he held several financial management positions during his 10 year tenure. Mr. Leddon holds a Bachelor of Science in Business Administration from California State University-Northridge and a Master of Science in Business Administration from Robert Morris University.

Robert M. Hadley has served as our Chief Marketing Officer since March 2009 and served as a Senior Technical Advisor for the Company in the office of the Chief Executive Officer between March 2008 and March 2009. From 2004 to early 2008, Mr. Hadley was the Company’s Senior Vice President of Worldwide Sales and Marketing and was our Vice President of Sales and Marketing in 2003. He served as our Vice President of Strategic Accounts from April 2001 to December 2002. Before initially joining us, Mr. Hadley was Vice President of Sales for e-SIM Ltd., a provider of advanced simulation technology for product development. Mr. Hadley also previously held various senior sales and marketing positions at Aonix, a Thomson Software company providing IT solutions for corporate enterprise reporting and lifestyle software development markets, where he rose to the position of Vice President of Marketing. Mr. Hadley holds a Bachelor of Science in Computer Science from San Diego State University.

Catherine F. Ratcliffe has served as our Senior Vice President, Business Affairs, General Counsel and Secretary since August 2007 and served as our Vice President, Business Affairs and Secretary from May 2004 until August 2007. From 2002 to 2004, she practiced law, including as a Partner in the law firm of Lamb & Kawakami. From 1997 to 2002, she was Vice President, General Counsel & Human Resources at Day Runner, Inc. Prior to joining Day Runner, she was a Partner in the law firm of Bryan Cave LLP practicing in the areas of corporate finance, securities and mergers and acquisitions, from 1992 to 1997. Ms. Ratcliffe holds a Bachelor of Arts from the University of California at Los Angeles and a Juris Doctor from the University of California at Berkeley.

Slim S. Souissi has served as our Senior Vice President and Chief Technology Officer since 2004 and served as our Vice President and Chief Technology Officer from October 2002 to 2004. He previously served as our Vice President of Emerging Technologies from December 2001 to October 2002 and as our Principal Research Scientist from May 2000 to December 2001. Prior to joining us in 2002, Dr. Souissi was Principal Staff Engineer in Motorola’s research and development operation from November 1994 to May 2000. Dr. Souissi earned a Ph.D. and a Master of Science in Electrical Engineering from the Georgia Institute of Technology, a Master of Science in Digital Signal Processing from the Ecole Superieure d’Electricite (France) and a Master of Science in Engineering from the Ecole Centrale Marseille (France). Dr. Souissi holds 42 U.S. patents, all related to wireless technology.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Decisions with respect to compensation for our executive officers, including our chief executive officer, are made by the Compensation Committee of the Board. The following discussion and analysis is focused primarily on the compensation for our executive officers, with additional detail provided for our named executive officers. Our “named executive officers” are our chief executive officer, our chief financial officer and our three other most highly compensated executive officers for 2012. The compensation of our named executive officers is presented in the tables and related information and discussed under “Executive Compensation” following this section, beginning on page 26.

Compensation Philosophy and Objectives

In making decisions with respect to compensation for our executive officers, the Compensation Committee is guided by a pay-for-performance philosophy. The Compensation Committee believes that a significant portion of each executive’s total compensation opportunity should vary with achievement of the Company’s annual and long-term financial, operational and strategic goals. In designing the compensation program for our executive officers, the Compensation Committee seeks to achieve the following key objectives:

•	Motivate Executives. The compensation program should encourage our executive officers to achieve the Company’s annual and long-term goals.

•

Alignment with Stockholders. The compensation program should align the interests of our executives with those of our stockholders, promoting actions that will have a positive impact on total stockholder return over the long term.

•

Attract and Retain Talented Executives. The compensation program should provide each executive officer with a total compensation opportunity that is market competitive. This objective is intended to ensure that we are able to attract and retain executives while maintaining an appropriate cost structure for the Company.

Committee’s Role in Establishing Compensation

Our Compensation Committee is currently comprised of James Ledwith, Sue Swenson and John Wakelin, all of whom are independent directors under the NASDAQ, SEC and Internal Revenue Code rules. Ms. Swenson joined the Compensation Committee in July 2012. The Compensation Committee makes all compensation decisions for our executive officers, including grants of equity awards. The Compensation Committee believes that one of its key functions is to help ensure that our executives are fairly and reasonably compensated based upon their performance and contribution to the Company’s growth and profitability, and that its compensation decisions support our compensation philosophy and objectives. The agenda for meetings of the Compensation Committee is determined by its Chairman, with the assistance of our Senior Vice President of Business Affairs, who has responsibility for human resources and compensation matters. Our Senior Vice President of Business Affairs is also our General Counsel and Corporate Secretary.

The Compensation Committee is authorized to retain advisors with respect to compensation matters. The Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”), to provide advice on compensation matters for executive officers and non-management directors for 2012. The compensation consultant’s role is to provide independent third-party advice to assist the Compensation Committee in evaluating and designing our executive compensation policies and programs, including:

•	providing recommendations regarding the composition of our comparator group, as described below;

•

reviewing and assisting with recommendations regarding current executive compensation levels relative to the market and our performance, including with respect to the retention and promotion of executive officers;

•	advising on trends in executive compensation, including best practices; and

•

advising on aligning pay and performance. The Compensation Committee is responsible for reviewing fees paid to compensation consultants to ensure that the consultants maintain their objectivity and independence when rendering advice to the Committee regarding executive compensation matters.

Management’s Role in Establishing Compensation

Our Chief Executive Officer and our Senior Vice President of Business Affairs regularly attend Compensation Committee meetings to discuss matters under consideration by the Committee and to answer questions regarding those matters. The Compensation Committee also regularly meets in executive session without any members of management present.

Our Chief Executive Officer recommends to the Compensation Committee changes in compensation for other executive officers based on his assessment of each individual’s responsibilities and contribution to the Company’s results and potential for future contributions to the Company’s success. The Compensation Committee considers these recommendations, but has final authority to set these amounts in its discretion. The Committee discusses proposals for our Chief Executive Officer’s compensation package with him but always makes final decisions regarding his compensation when he is not present. The Compensation Committee also reviews market data and other relevant information provided by the compensation consultant when considering changes to the compensation of our executive officers.

With oversight by the Compensation Committee, our human resources department administers our executive compensation program to implement the compensation decisions made by the Compensation Committee for our executive officers.

Consideration of 2012 Stockholder Advisory Vote

At our 2012 Annual Meeting of Stockholders, we held an advisory “say-in-pay” vote on the compensation of our named executive officers. Our stockholders approved the compensation of our named executive officers, with approximately 72% of shares cast voting in favor of the say-on-pay proposal. As we evaluated our compensation practices and talent needs throughout 2012, we were mindful of the support our stockholders expressed for our philosophy of linking compensation to our financial, operational and strategic goals and in support of enhancing stockholder value. As a result, the Compensation Committee decided to retain our general approach with respect to our executive compensation program, with an emphasis on delivering short and long-term incentive compensation that rewards our most senior executives based on achievement of financial, operational and strategic goals and with a view to enhancing stockholder value.

Comparator Group

In setting compensation for 2012, the Compensation Committee reviewed the Company’s executive compensation program, including base salary, total cash compensation and long-term incentive awards, with compensation paid by a comparator group of publicly traded companies compiled by Meridian. Before this review was made, the Compensation Committee requested that Meridian conduct an independent review of the Company’s existing peer group and make recommendations to the Compensation Committee regarding the composition of the peer group of companies used as a datapoint that the Compensation Committee considered, among other factors, to guide it in setting 2012 executive compensation. Meridian recommended to the Compensation Committee that certain changes be made to the Company’s existing peer group to ensure that all peer companies reflect relevant business and talent comparators and are size appropriate to the Company.

The peer group used in 2011 consisted of 23 companies but by early 2012 four of the companies had been acquired and thus were eliminated from the peer group. Meridian advised the Compensation Committee about the methodology it used to develop the recommendations for potential peer companies and the criteria factored into the recommendations made for the 2012 peer group companies. Meridian recommended adding seven new companies to the peer group and dropping one company from the group. In its assessment of the potential peer group companies, the Compensation Committee considered several factors, including competitors within the Company’s industry and markets, revenue and market capitalization and the Company’s relative position in the potential peer group in regards to market capitalization and historical and projected revenues. The Compensation Committee accepted all the recommendations from Meridian except that six companies were added to the peer group rather than seven. Cray Inc., DIGI International Inc., Oclaro Inc., OCZ Technology Group Inc., STEC Inc. and Super Micro Computer Inc., were added to the comparator group.

The Compensation Committee believed that this comparator group represented an appropriate mix of industry participants to use for its comparative analysis. In reviewing the compensation of the Company’s executive officers in 2012, the Compensation Committee did not engage in any benchmarking against the comparator group as a whole or any particular company within the comparator group.

The following companies comprised the 2012 comparator group:

•	Avid Technology, Inc.
•	Cray Inc.
•	Datalink Corp.
•	DIGI International Inc.
•	Dot Hill Systems Corp.
•	Electronics for Imaging Inc.
•	Emulex Corp.
•	Finisar Corp.
•	Harmonic Inc.
•	InterDigital Inc.
•	Intermec Inc.
•	Newport Corp.
•	Oclaro Inc.
•	OCZ Technology Group Inc.
•	PMC-Sierra Inc.
•	Premiere Global Services Inc.
•	QLogic Corp.
•	Sierra Wireless Inc.
•	Silicon Graphics International Corp.
•	STEC Inc.
•	Super Micro Computer Inc.
•	Synaptics Inc.
•	Telecommunication Systems
•	United Online Inc.

Review of Compensation Program

In developing an annual compensation program for our executive officers, the Compensation Committee typically considers the following three main factors.

•

Market Competitiveness. The Compensation Committee reviews market data provided by the compensation consultant to evaluate whether changes to the compensation program and pay levels of our executive officers may be appropriate. The Compensation Committee generally seeks to compensate our executive officers by using median compensation levels of the closest corresponding executive positions among our comparator group companies as a data point in determining target pay opportunities.

•

Internal Equity. The Compensation Committee considers the level of total compensation opportunity for the executive officers in relation to one another to ensure that each executive’s contribution to Company performance is appropriately reflected.

•

Individual Performance. The Compensation Committee considers each individual executive’s experience serving in his or her position and the potential for the executive to expand responsibilities and increase contributions to the Company.

Executive Compensation Programs and Policies

The components of our executive compensation program typically provide for a combination of fixed and variable compensation. As described in more detail below, these components are:

•	base salary;

•	annual incentive compensation;

•	long-term incentive compensation;

•	broad-based employee benefits; and

•	severance and change-in-control benefits.

The Compensation Committee typically allocates a significant percentage of the total compensation for our executive officers to annual and long-term incentives as a result of the compensation philosophy and objectives described above. However, the Compensation Committee does not have a policy or target for allocating elements of compensation between cash and non-cash or annual and long-term incentives. In evaluating the levels of total compensation, the Compensation Committee reviews tally sheets for each executive officer. The tally sheets detail current and historical compensation for each officer, including target and actual base and bonus compensation, equity grants and other benefits available generally to Company employees (e.g., 401(k) match, life insurance).

Base Salary. The base salary for each of our executive officers is paid in cash and represents the fixed portion of his or her total compensation. Base salary compensation is intended to provide a reliable source of income for our executive officers, an important part of retaining our executive officers, and is not subject to the variability of the annual incentive compensation and long-term equity incentive components of our executive compensation programs. The base salary for each of our executive officers is generally reviewed by the Compensation Committee annually. Base salaries are determined on the basis of the factors described above, as well as management responsibilities, level of experience and individual contributions to the Company.

Annual Incentive Compensation. The Compensation Committee believes annual incentive compensation should be a key element of the total compensation opportunity of each executive officer. The Compensation Committee also believes that placing a portion of executive compensation at risk each year appropriately motivates executives to achieve Company and individual goals, thereby enhancing stockholder value.

The Compensation Committee establishes annually the performance metrics and goals that must be achieved for an executive officer to earn an annual incentive compensation award. In establishing performance metrics for each of our executive officers, the Compensation Committee considers both Company objectives and individual objectives. The Company objectives are based on certain financial, operational and commercial goals of the Company as set forth in our operating plan for that year, and the executive officer’s contribution to the achievement of those Company targets. The individual objectives are established for each executive officer in light of his or her functional group responsibilities and accompanying goals and expectations.

The Compensation Committee assesses performance by comparing actual results to the performance goals established. Generally, the annual target incentive award payable to any executive officer is 50% of annual base salary (100% for our Chief Executive Officer). In approving annual incentive payouts, the Compensation Committee may apply discretion to the amounts that otherwise would be payable based upon Company and individual performance, subject to the maximum awards payable. For financial and revenue goals in incentive plans, there may be threshold minimum levels that must be achieved before any payments will be made for such goals. In addition, for these types of goals, there may be over-achievement levels specified up to a maximum amount payable if these goals are over-achieved.

Long-Term Incentive Compensation. Long-term incentive awards are granted to our executive officers under our 2009 Incentive Plan, which was approved by our stockholders in June 2009. These awards are intended to align the interests of management with those of our stockholders and are intended as a long-term incentive for future performance. This incentive plan is administered by the Compensation Committee.

Our 2009 Incentive Plan provides for grants of both equity and cash awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, annual incentive awards, performance shares, performance units and other forms of awards. The availability of these various types of equity and cash awards affords the Compensation Committee the flexibility to design long-term incentive awards that are responsive to our business needs and advance our interests and long-term success. To date, only stock options and restricted stock units have been granted under the incentive compensation plan. The Compensation Committee believes these forms of equity grants motivate employees and align their interests with the Company’s stockholders. The Compensation Committee also believes that conserving the Company’s cash is important and has not made any cash awards under the 2009 Incentive Plan.

The Compensation Committee views equity incentive awards as a means to encourage management retention because these awards typically vest over a specified period of time. The Compensation Committee typically consults with its compensation consultants regarding equity awards to the Company’s executive officers and considers the level of total compensation opportunity for the executive officers in relation to one another. The Compensation Committee has historically granted the executive officers a mix of stock option and restricted stock unit awards, including as part of the 2012 executive compensation program. When making equity incentive award decisions, the Compensation Committee does not consider existing ownership levels because the Committee does not want to discourage our executive officers from holding significant amounts of our common stock.

Anti-hedging and Pledging Policy. The Company’s Insider Trading Policy prohibits any pledging or hedging activities in the Company’s stock by the Company’s executive officers, members of the Board and certain other Company employees. The prohibited activities include any pledge of Company stock as well as transactions such as short sales, puts or calls.

Employee Benefits. We do not provide our executive officers or other employees with defined pension benefits, supplemental retirement benefits, post-retirement payments or deferred compensation programs. We do provide a 401(k) defined contribution plan that is available to all of our U.S. employees who meet certain eligibility requirements. We currently match up to the first 4% of eligible compensation that a participant contributes to the plan each year, subject to limitations under applicable law. Company matching contributions vest over a two-year period. However, after an executive officer or other employee completes two years of service with the Company, all matching contributions are fully vested.

Except as described below, we provide health, life and other insurance benefits to our executive officers on the same basis as our other full-time employees. All of our U.S. employees are enrolled in our group disability and life insurance plans. Each of our executive officers is entitled to receive a life insurance benefit upon his or her death equal to two times his or her annual base salary in effect on the date of death, up to a maximum benefit of $500,000. Each of our other salaried employees is entitled to a life insurance benefit equal to two times his or her annual base salary in effect on the date of death, up to a maximum benefit of $300,000.

All of our employees, including our executive officers, are eligible to participate in our Employee Stock Purchase Plan, which has been designed to comply with Section 423 of the Internal Revenue Code. The Compensation Committee believes that the Employee Stock Purchase Plan encourages employees, including our executive officers, to increase their ownership in the Company and further aligns their economic interests with those of our stockholders. The plan is designed to appeal primarily to non-executive employees and is not intended to be a meaningful element of our executive compensation program.

We do not provide other perquisites or personal benefits to our executive officers. The Compensation Committee believes that this policy is consistent with its pay-for-performance philosophy. We also do not provide any additional cash compensation to our executive officers to reimburse them for any income tax liability (with the exception of certain circumstances following a change in control) that may arise and become due and payable as a result of their receipt of any cash or equity compensation or benefit.

Severance and Change in Control Benefits. In November 2007, we entered into an employment agreement with Peter V. Leparulo, our Chairman and Chief Executive Officer. The agreement provides for a minimum annual base salary and annual and long-term incentive compensation opportunities, as well as severance and other benefits. For additional information about the terms of this employment agreement, see “Executive Compensation—Employment Agreement,” beginning on page 28. For additional information about the severance benefits provided under this agreement, see “Executive Compensation—Potential Payments Upon Termination or Change in Control—Employment Agreement,” beginning on page 30.

We have not entered into employment agreements with any of our other executive officers. However, we provide all of our executive officers with severance benefits in the event of a termination of employment in connection with a change in control of the Company. The severance benefits are intended to assist us in attracting and retaining talented executives. In addition, the change-in-control benefits are intended to ensure that these executive officers are able, as a practical matter, to evaluate any potential change-in-control transaction objectively and to encourage these executives to remain employed by the Company in the event a change in control becomes a real possibility. For additional information, see “Executive Compensation—Potential Payments Upon Termination or Change in Control—Severance Agreements,” beginning on page 32.

Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code provides that compensation in excess of $1 million paid to the chief executive officer or to any of the other three most highly compensated executive officers (other than the chief financial officer) of a public company is not deductible for federal income tax purposes unless the compensation qualifies as “performance based compensation.”

In reviewing our executive compensation program, the Compensation Committee considers the anticipated tax treatment to the Company and our executive officers of various payments and benefits. However, the deductibility of certain compensation payments depends upon the timing of an executive’s vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the Committee’s control. For these and other reasons, including the need to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee will not necessarily, or in all circumstances, limit executive compensation to that which is deductible under Section 162(m) and has not adopted a policy requiring that all compensation be deductible.

2012 Compensation

Base Salaries. During the course of several meetings in the first quarter of 2012, the Compensation Committee reviewed information from the comparator group and had discussions with the Chief Executive Officer before concluding that no changes would be made to the base salaries of our executive officers. There have not been any increases made in base salaries of our executive officers in several years. The base salary for the Company’s Chief Executive Officer was negotiated as part of his employment agreement in 2007 and has not changed, see “Executive Compensation – Employment Agreement.” The Compensation Committee focused instead on a variable element in the compensation program, specifically the annual incentive plan, to directly tie the executive officers’ variable cash compensation to the achievement of specific business objectives of the Company in the 2012 fiscal year.

Annual Incentive Compensation. In July 2012, the Compensation Committee adopted a bonus plan applicable to the Company’s executive officers for the fiscal year ending December 31, 2012. Under the terms of the plan, each executive officer was eligible to receive a discretionary cash bonus from the Company in a dollar amount equal to a percentage of his or her annual base salary in effect as of the end of 2012. The award of a bonus was subject to the achievement of a Company-wide financial goal and operational and commercial milestones applicable to all executive officers and an individual performance goal established for each executive officer. The individual performance goals established were principally qualitative rather than quantitative.

The target awards for the 2012 fiscal year, as a percentage of base salary, were 100% for the Company’s Chief Executive Officer and 50% for all other executive officers. The percentage target for the Company’s Chief executive Officer was negotiated as part of his employment agreement, see “Executive Compensation – Employment Agreement.” The percentage targets for the other executive officers were established by the

Compensation Committee in consultation with Meridian several years ago as part of a broad review of executive compensation programs and the Compensation Committee believes the targets continue to provide a competitive annual incentive opportunity and promote internal equity within the executive team. Each executive officer was eligible to earn up to 70% of the target award if the Company performance goals were achieved and up to 30% of the target award if the executive officer achieved his or her own individual goals. The Compensation Committee believed that this mix of Company-wide and individual goals was appropriate in motivating the executive officers to achieve important business objectives of the Company while also recognizing each executive’s individual contributions during the year. All bonuses were to be determined and paid following the end of the Company’s 2012 fiscal year upon the approval of the Compensation Committee in its sole discretion. In approving the payment of awards under the plan, the Compensation Committee may also use its discretion to increase or decrease the amounts that otherwise would be payable based upon the achievement of the Company and individual performance goals.

When designing the 2012 bonus plan, the Compensation Committee established three components in the Company-wide financial goal as follows:

Performance Goal	Percentage of Overall Company Performance Goal
Adjusted EBITDA	35%
Annual Revenue	35%
Operational and Commercial Goals	30%

The first component is based on the Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, for the fiscal year ended December 31, 2012. For purposes of the EBITDA performance goal, share-based compensation expense is added back to EBITDA and is further adjusted, if necessary, to reflect the aggregate dollar amount of the incentive award payments. EBITDA, as so adjusted, is referred to herein as “Adjusted EBITDA.” The Compensation Committee selected this metric because it believed that EBITDA is an industry-accepted measure of performance and demonstrates the Company’s performance and ability to reinvest in its business. The Compensation Committee approved a matrix in which greater Adjusted EBITDA corresponded to higher levels of goal achievement. To achieve 100% of the EBITDA performance goal, the Company had to achieve Adjusted EBITDA of $22,268,000; however, the matrix provided opportunities for partial achievement (e.g., 90%) and overachievement (e.g., 110%) of this goal at specified Adjusted EBITDA levels. To achieve 100% of the annual revenue goal, the Company had to achieve revenue for the fiscal year 2012 of $451,620,000; however, as was done with the EBITDA goal, the matrix provided a sliding scale of achievement and payout opportunities for partial achievement (e.g., 90%) and overachievement (110%) of the revenue goal. The Compensation Committee chose the revenue goal because it believed that revenue is an important measure of the Company’s financial performance. The operational and commercial performance goals included 16 key performance metrics from the Company’s operating plan for 2012, including initiatives regarding new and existing customers and channels for Company products, cost improvements and product portfolio expansion. Each of these operational or commercial goals constituted 1-3% of the overall Company performance goal and if they were all fully achieved, they would constitute 30% of the Company performance goal. The Company’s operating plan is developed by the Company’s management team and presented and discussed with the Board of Directors. These 16 performance metrics were selected by the Compensation Committee because it believed achieving these operational and commercial goals would improve the Company’s business.

The Company performance goals in the bonus plan for executive officers were also used in the bonus plan for non-executive employees throughout the Company.

For the 2012 fiscal year the Company did not achieve Adjusted EBITDA or revenue under the bonus plan at levels that would result in a bonus payment for either of these components of the plan. In January and February of 2013, the Compensation Committee reviewed the Company’s operational and commercial goals in the bonus plan (constituting 30% of the total potential for Company performance) against the results achieved in 2012 and determined that 80% of the operational and commercial performance goals had been achieved. These findings resulted in a final determination that the Company performance goals under the bonus plan had been achieved at a combined 24% level (80% achievement of the 30% goal composed of operational and commercial performance goals). Accordingly, each executive officer received 24% of his or her potential annual incentive compensation attributable to the Company performance component of his or her 2012 total target award opportunity.

In January 2013, the Compensation Committee began its consideration of the executive officers’ individual performance during 2012. This assessment was completed by the Compensation Committee in February and the Committee determined that each of the named executive officers would be awarded a bonus reflecting 90% achievement of their individual performance goals with the exception of our Chief Executive Officer. The Compensation Committee believed that these awards not only recognized the individual efforts of the officers but also reflected the cooperative teamwork among the executive officers in 2012. The Compensation Committee awarded our Chief Executive Officer a bonus reflecting 96% achievement of his individual performance goals with the additional percentage of this award reflecting the Compensation Committee’s determination that he had contributed over and above the efforts of the other executive officers. As a result of these findings, the executive officers were awarded bonuses for 2012 of 43.8% of their target amount under the bonus plan with the exception of our CEO who was awarded a bonus equal to 45.4% of his target amount under the plan.

		Bonus Target Amount		2012 Actual Bonus Amount (as a Percentage of Target)
Executive	Base Salary		2012 Actual Bonus Amount
Peter Leparulo	$462,000	$462,000	$210,000	45.4%
Kenneth Leddon	$285,000	$142,500	$62,415	43.8%
Robert Hadley	$285,000	$142,500	$62,415	43.8%
Catherine Ratcliffe	$270,000	$135,000	$59,130	43.8%
Slim Souissi	$300,000	$150,000	$65,700	43.8%

Long-Term Incentive Compensation. In the first quarter of 2012, the Compensation Committee considered several scenarios to address long-term equity compensation. In 2011, the Compensation Committee had considered the benchmarking data with regard to direct peer and general industry group, accounting impacts on earnings, the Chief Executive Officer’s recommendations with respect to all executive officers other than himself, the Compensation Committee’s own evaluations of the individual contribution and performance of each of the executive officers and previous equity awards to the executive officers. The result of these considerations were equity awards for each named executive officer with an economic value that was equal to a specified percentage of such officer’s base salary (ranging from 130-200%). In March 2012, the Compensation Committee determined that there were not enough shares available in the Company’s 2009 Incentive Plan to make equity grants delivering these economic values to the named executive officers while maintaining share availability for other purposes such as equity grants to non-executive employees and new employees. The Compensation Committee considered information on burn rate and projections on possible share usage for other purposes, consulted with its compensation consultant and reviewed various models for possible equity grants. Considering all these factors and because preserving share availability under the 2009 Incentive Plan for other purposes was important, the Compensation Committee concluded that each of the named executive officers would be awarded long-term equity grants in March 2012 in the same share amounts and form as they had received in 2011 even though the economic value of such grants was less than the awards made in 2011. This decision was consistent with the recommendation of the compensation consultant.

The following table sets forth the target award and actual award (as a percent of base salary), the economic value (at the time of grant) of the long-term equity incentive award granted to each of our named executive officers, as well as the number of stock options and restricted stock units granted to each named executive officer.

Executive	Target Award as a Percent of Base Salary	Actual Award as a Percent of Base Salary	Economic Value of Award at Time of Grant	Number of Stock Options	Number of Restricted Stock Units
Peter V. Leparulo	200%	126%	$583,119	56,513	150,549
Kenneth G. Leddon	130	82	233,814	22,660	60,366
Robert Hadley	150	95	269,785	26,146	69,653
Catherine F. Ratcliffe	140	88	238,548	23,119	61,588
Slim S. Souissi	150	95	283,984	27,522	73,319

The stock option awards vest over a three-year period, with one-third vesting on the first anniversary of the grant date and the remainder vesting ratably on a monthly basis thereafter through the third anniversary of the grant date. The restricted stock units vest in three equal annual installments beginning on the first anniversary of the grant date. Each restricted stock unit will be settled for one share of our common stock. The Compensation Committee approved equity awards with time-based vesting to create a significant incentive for our executive officers to be employed by the Company for at least three years after the date of grant.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is currently comprised of three members, James Ledwith (Chair), Sue Swenson and John Wakelin.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

James Ledwith, Chair	Sue Swenson	John Wakelin

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee was at any time during fiscal 2012 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure as a related person transaction. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or Compensation Committee during fiscal 2012.

EXECUTIVE COMPENSATION

The following executive compensation tables and related information are intended to be read with the more detailed disclosure regarding our executive compensation program presented under “Compensation Discussion and Analysis” above.

Summary Compensation Table

The following table sets forth information regarding the compensation of our named executive officers.

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Peter V. Leparulo	2012	$462,000	$517,889	$111,065	$210,000	$10,534	$1,311.488
Chairman and Chief Executive Officer	2011	462,000	820,492	189,573	187,572	10,400	1,670,037
	2010	462,000	512,924	393,363	125,000	10,400	1,503,687

Kenneth G. Leddon	2012	285,000	207,659	44,534	62,415	10,534	610,142
Senior Vice President and Chief Financial Officer	2011	285,000	328,995	76,013	57,855	10,400	758,263
	2010	285,000	205,671	157,727	42,000	10,400	700,798

Robert Hadley	2012	285,000	239,606	51,385	62,415	10,534	648,940
Chief Marketing Officer	2011	285,000	379,609	87,707	57,855	10,400	820,571
	2010	279,167	237,308	181,995	42,000	10,400	750,870

Catherine F. Ratcliffe	2012	270,000	211,863	45,436	59,130	10,534	596,963
Senior Vice President of Business Affairs, General Counsel and Secretary	2011	270,000	335,655	77,553	54,810	10,400	748,418
	2010	267,083	209,834	160,923	40,000	10,400	688,240

Slim S. Souissi	2012	300,000	252,217	54,089	65,700	10,534	682,540
Senior Vice President and Chief Technology Officer	2011	300,000	399,589	92,323	60,900	10,400	863,212
	2010	300,000	249,797	191,574	47,550	10,400	799,321

(1)	The amounts in these columns reflect the aggregate grant date fair value of the stock and option awards granted in the respective fiscal year as computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 6, “Stock Incentive and Employee Stock Purchase Plans” in the Company’s Form 10-K for the year ended December 31, 2012.
(2)	Represents cash awards for the Company performance portion of our annual incentive compensation plan. The threshold, target and maximum amounts for each named executive officer’s fiscal 2012 incentive opportunity are reported in the “Grants of Plan-Based Awards Table” below.
(3)	For 2012, the amounts shown represent Company matching contributions under our 401(k) plan and life insurance premiums paid by the Company.

Supplemental Realized Compensation

The compensation information reported in the Summary Compensation Table is calculated based upon SEC rules and may include compensation that is not received or “realized” by our executive officers in the applicable year. For example, the full grant date fair value of time-based restricted stock units (RSUs) and stock options are included in the Summary Compensation Table even though such equity grants are not exercisable in the grant year. The information in the Summary Compensation Table does not necessarily reflect our executive officers’ actual pay, which for any given year could be greater or less than the total compensation reported in the Summary Compensation Table, depending our executive officers’ performance, the Company’s financial results and fluctuations in our stock price on the grant and vesting dates of equity awards. As part of its review of compensation programs and components and in keeping with its pay-for-performance philosophy, the Compensation Committee reviews tally sheets for each executive officer which show the actual or realized compensation received for such officer over a number of years.

To supplement the disclosure in the Summary Compensation Table required by applicable SEC rules, we have included the additional table below in an effort to provide a more realistic year-over-year comparison of our Chief Executive Officer’s actual compensation. The primary difference between this supplemental table and the Summary Compensation Table is the method used to value RSUs and stock options. SEC rules require that the grant date fair value of RSUs and stock option awards be included in the Summary Compensation table for the year in which they were granted. As a result, a significant portion of the total compensation amounts reported in the Summary Compensation table relates to RSUs and stock options that have not vested and for which the value is therefore uncertain (and which may end up having no value at all). In contrast, this supplemental table includes only RSUs and stock options that vested during the applicable fiscal year and shows the value of those awards as of the applicable vesting date. It should be noted that there is no assurance that our Chief Executive Officer will actually realize the value attributed to these awards even in this supplemental table, since the ultimate value of the stock options will depend on when the stock options are exercised and the ultimate value of the RSUs will depend on the value of the released shares.

Supplemental Realized Compensation Table

Name and Principal Position	Year	Reported Pay (1)	Realized Pay (2)	Realized Pay vs. Reported Pay
Peter V. Leparulo	2012	$1,311,488	$889,411	$-422,077
Chairman and Chief Executive Officer	2011	1,670,037	1,047,846	-622,191
	2010	1,503,687	1,176,464	-327,223

(1)	Reported pay is the total compensation based on the current reporting rules for the Summary Compensation Table.
(2)	Realized Pay is compensation actually received by the Chief Executive Officer during the year, including salary, actual bonus paid, market value of RSUs that vested in the applicable year and All Other Compensation (as reported in the Summary Compensation Table). It excludes the value of unvested RSUs. No value is included for any stock options that vested in the applicable years because these stock options have below market exercise prices. The market value of vested RSUs is calculated by multiplying the number shares released to the recipient on the vesting date by the closing price of the Company’s common stock on that date.

Grants of Plan-Based Awards

The following table sets forth information regarding the Company’s grants of plan-based awards to named executive officers during 2012 under the Company’s annual incentive plan and 2009 Incentive Plan. In this table, the annual incentive plan is abbreviated as “AIP” and awards under the 2009 Incentive Plan are abbreviated as “RSU” for restricted stock unit awards and “SOA” for stock option awards.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards
Name	Award Type	Grant Date	Threshold	Target	Maximum
Peter Leparulo	AIP	3/8/2012	$217,140	$462,000	$924,000
	RSU	3/8/2012				150,549			$517,889
	SOA	3/8/2012					56,513	$3.44	111,065

Kenneth Leddon	AIP	3/8/2012	66,975	142,500	285,000
	RSU	3/8/2012				60,366			207,659
	SOA	3/8/2012					22,660	3.44	44,534

Robert Hadley	AIP	3/8/2012	66,975	142,500	285,000
	RSU	3/8/2012				69,653			239,606
	SOA	3/8/2012					26,146	3.44	51,385

Catherine Ratcliffe	AIP	3/8/2012	63,450	135,000	270,000
	RSU	3/8/2012				61,588			211,863
	SOA	3/8/2012					23,119	3.44	45,436

Slim Souissi	AIP	3/8/2012	70,500	150,000	300,000
	RSU	3/8/2012				73,319			252,217
	SOA	3/8/2012					27,522	3.44	54,089

(1)	Represents the potential payout for awards granted under the Company’s annual incentive plan. These awards were subject to the attainment of certain performance goals. The performance goals and target award multiples for determining the payout are described under “Compensation, Discussion and Analysis—Annual Incentive Compensation.” Actual amounts paid under the plan to the named executive officers are reported in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.
(2)	Represents restricted stock units awarded under the Company’s 2009 Incentive Plan. Each vested restricted stock unit will be settled for one share of our common stock. The restricted stock units vest in three equal installments beginning on the first anniversary of the grant date.
(3)	Represents stock options granted under the Company’s 2009 Incentive Plan. Stock options vest over a three-year period, with one-third vesting on the first anniversary of the grant date and the remainder vesting ratably on a monthly basis thereafter through the third anniversary of the grant date.

Employment Agreement

In November 2007, we entered into an employment agreement with Mr. Leparulo, our Chairman and Chief Executive Officer, for an initial term of three years. The agreement provides Mr. Leparulo with an annual base salary of not less than $462,000. Mr. Leparulo is eligible to receive annual incentive compensation equal to at least 100% of his base salary, based on the achievement of performance goals established by the Board or Compensation Committee. Mr. Leparulo is also entitled to annual equity grants consistent with competitive pay practices generally and appropriate relative to awards made to our other executive officers. Mr. Leparulo is entitled to a $1,000,000 executive term life insurance policy and may designate the beneficiary of the policy. To date, he has not exercised his right to this benefit. He is also eligible to participate in our employee benefits plans and programs. For a description of the severance benefits provided under this agreement and our other severance agreements, see “—Potential Payments Upon Termination or Change in Control—Employment Agreement.”

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding stock options and restricted stock units held by the named executive officers that were outstanding at December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price Per Share	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)
Peter V. Leparulo	1	0		$1.01	05/07/13
	350,000	0		16.27	04/29/14
	200,000	0		11.04	03/07/15
	210,000	0		5.51	03/13/19
	101,588	9,233	(2)	6.95	03/11/20
	26,687	29,826	(3)	5.45	07/01/21
		56,513	(4)	3.44	03/08/22
						24,601	(5)	32,719
						100,366	(6)	133,487
						150,549	(7)	200,230
Kenneth G. Leddon	64,773	0		5.51	03/13/19
	30,114	0		11.83	10/20/19
	40,722	3,702	(2)	6.95	03/11/20
	10,701	11,959	(3)	5.45	07/01/21
	0	22,660	(4)	3.44	03/08/22
						9,865	(5)	13,120
						40,244	(6)	53,525
						60,366	(7)	80,287
Robert M. Hadley	60,227	0		5.51	03/13/19
	46,988	4,271	(2)	6.95	03/11/20
	12,347	13,799	(3)	5.45	07/01/21
	0	26,146	(4)	3.44	03/08/22
						11,382	(5)	15,138
						46,436	(6)	61,760
						69,653	(7)	92,638
Catherine F. Ratcliffe	60,000	0		15.43	05/12/14
	50,000	0		18.78	07/26/14
	63,984	0		11.04	03/07/15
	27,000	0		10.40	01/05/17
	59,091	0		5.51	03/13/19
	41,547	3,777	(2)	6.95	03/11/20
	10,918	12,201	(3)	5.45	07/01/21
	0	23,119	(4)	3.44	03/08/22
						10,064	(5)	13,385
						41,059	(6)	54,608
						61,588	(7)	81,912
Slim S. Souissi	25,000	0		16.27	04/29/14
	21,333	0		11.04	03/07/15
	30,000	0		10.40	01/05/17
	102,273	0		5.51	03/13/19
	49,461	4,496	(2)	6.95	03/11/20
	12,997	14,525	(3)	5.45	07/01/21
	0	27,522	(4)	3.44	03/08/22
						11,981	(5)	15,935
						48,880	(6)	65,010
						73,319	(7)	97,514

(1)	Based upon a market value per share of $1.33, the closing price of our stock on December 31, 2012.
(2)	Option vested as to one-third of the shares of common stock underlying the option on March 11, 2011 and the remaining two-thirds vested ratably on a monthly basis thereafter until fully vested on March 11, 2013.
(3)	Option vested as to one-third of the shares of common stock underlying the option on July 1, 2012 and the remaining two-thirds vest ratably on a monthly basis thereafter until fully vested on July 1, 2014.
(4)	Option vested as to one-third of the shares of common stock underlying the option on March 8, 2013 and the remaining two-thirds vest ratably on a monthly basis thereafter until fully vested on March 8, 2015.
(5)	Represents restricted stock units, of which one-third vested on March 11, 2011, one-third vested on March 11, 2012 and one-third vested on March 11, 2013.
(6)	Represents restricted stock units, of which one-third vested on July 1, 2012, one-third will vest on July 1, 2013 and one-third will vest on July 1, 2014.
(7)	Represents restricted stock units, of which one-third vested on March 8, 2013, one-third will vest on March 8, 2014 and one-third will vest on March 8, 2015.

Option Exercises and Stock Vested

The following table sets forth information regarding the vesting of restricted stock unit awards for each of the named executive officers during 2012.

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Peter V. Leparulo	74,784	$206,877
Kenneth G. Leddon	29,986	82,951
Robert Hadley	44,037	126,858
Catherine F. Ratcliffe	30,593	84,630
Slim S. Souissi	36,420	100,750

(1)	Represents the number of shares of restricted stock vested multiplied by the closing price of our common stock on the applicable vesting date.

Potential Payments Upon Termination or Change in Control

We currently provide severance benefits to our named executive officers, in the event the executive’s employment is terminated under certain circumstances following a change in control of the Company. We provide these benefits to Mr. Leparulo under an employment agreement and to each of Mr. Hadley, Mr. Leddon, Ms. Ratcliffe and Dr. Souissi under severance agreements. We also provide severance benefits unrelated to a change in control to Mr. Leparulo under his employment agreement. A description of the severance benefits payable under these agreements is set forth below.

Employment Agreement. Our employment agreement with Mr. Leparulo provides for payments and benefits to him in the event there is a change in control of the Company or his employment is terminated under the circumstances described below.

Termination Without Cause or for Good Reason. Mr. Leparulo is entitled to the following severance benefits if we terminate his employment without cause or if he terminates his employment for good reason:

•

a severance payment equal to two times the sum of (a) his base salary, plus (b) the greater of the annual incentive award he would have earned for the year of termination (which is deemed to be no less than his target award for the year) and his base salary multiplied by the average annual incentive award, as a percentage of base salary, for the next three most senior executive officers;

•	immediate vesting of all outstanding equity awards under our compensation plans, which awards will remain exercisable until the applicable expiration date;

•

an amount equal to his unpaid base salary earned though the date of termination, unpaid annual incentive award earned for the previous year and annual incentive award earned in the year of termination pro-rated through the date of termination;

•	outplacement services for one year, not to exceed $20,000;

•	continued participation for 24 months by Mr. Leparulo and his dependents in our group health plan, at the same benefit and contribution levels in effect immediately before the termination;

•	payment for accrued vacation time; and

•	a payment equal to the amount necessary to offset any excise taxes and any related income taxes, penalties and interest.

Under the agreement, termination without cause includes termination for any reason other than:

•	willful gross misconduct, or a willful violation of a federal or state law applicable to the Company, that is materially adverse to the Company;

•	a felony conviction; or

•	a material breach of the employment agreement.

Mr. Leparulo is deemed to have terminated his employment for good reason if the termination follows:

•	a material reduction in his duties;

•	a reduction in his base salary or bonus opportunity;

•	the termination of, or a material reduction in, his employee benefits;

•	a relocation of his principal place of work by more than 40 miles;

•	our breach of the employment agreement or any other agreement with him;

•	a failure of any successor company to assume the employment agreement; or

•	a failure by our stockholders to re-elect him as a director or the failure of the Board to appoint him as Chairman of the Board.

Termination in Connection with a Change in Control. If we terminate Mr. Leparulo’s employment without cause within six months prior to a change in control of the Company or if he terminates his employment for any reason within one year following a change in control of the Company, he is entitled to receive the benefits listed above, except:

•	the severance payment would be determined using a multiplier of three (instead of two); and

•	the period of continued participation in our group health plan would be extended to 36 months (from 24 months).

Under the employment agreement, a change in control is defined as:

•

a merger, consolidation or similar transaction, unless the holders of our common stock immediately prior to the transaction beneficially own more than 50% of the combined voting power of the surviving entity;

•	a sale of all or substantially all of the Company’s assets;

•

a change in the composition of the Board, resulting in fewer than a majority of directors who either (a) were serving as a member of the Board one year prior to the transaction or (b) were nominated or elected by a majority of the directors serving one year prior to the transaction;

•	a transaction after which an individual, entity or group owns 30% or more of the outstanding shares of our common stock; or

•	a liquidation or dissolution of the Company.

Acceleration of Equity Awards in Connection with a Change in Control. Mr. Leparulo is entitled to immediate vesting of all outstanding equity awards under our compensation plans upon a change in control of the Company.

Termination for Cause. If we terminate Mr. Leparulo’s employment for cause, he is entitled to receive any earned but unpaid compensation payable to him as of the date of termination, including base salary, any annual incentive award for the prior year and any annual incentive award for the year of termination pro-rated through the date of termination.

Termination Due to Death or Disability. In the event Mr. Leparulo’s employment is terminated due to his death or disability, he or his beneficiary is entitled to receive his target annual incentive award for the year of termination plus any earned but unpaid compensation payable to him as of the date of termination, including base salary, any annual incentive award for the prior year and any annual incentive award for the year of termination pro-rated through the date of termination.

Termination Other than for Good Reason. In the event Mr. Leparulo terminates his employment other than for good reason, he is entitled to receive his target annual incentive award for the year of termination pro-rated through the date of termination, plus any earned but unpaid compensation payable to him as of the date of termination, including base salary, any annual incentive award for the prior year and any annual incentive award for the year of termination pro-rated through the date of termination.

Severance Agreements.

Severance Agreements with Ms. Ratcliffe and Dr. Souissi. We have entered into severance agreements with Ms. Ratcliffe and Dr. Souissi. These agreements provide for severance benefits if the executive’s employment is terminated within one year following a change in control of the Company. If the executive’s employment is terminated without cause or by the executive for good reason following a change in control of the Company, the executive is entitled to the following benefits:

•

a lump-sum severance payment equal to three times the sum of (a) the greater of the executive’s base salary for the year of termination and for the year in which the change in control occurs, plus (b) the greater of the executive’s target annual incentive award for the year of termination and for the year in which the change in control occurs;

•	immediate vesting of all outstanding equity awards under our compensation plans, which awards will remain exercisable for two years;

•	an amount equal to his or her unpaid base salary through the date of termination and any other amounts owed to the executive under our compensation plans.

•

one year of financial planning services at the same level provided to the executive immediately prior to the date of termination, or, if more favorable to the executive, immediately prior to the change in control;

•	outplacement services for one year, not to exceed $10,000;

•	continued participation for 24 months by the executive and his or her dependents in our group health plan, at the same benefit and contribution levels in effect immediately before the termination; and

•	a payment equal to the amount necessary to offset any excise taxes and any related income taxes, penalties and interest.

Under these severance agreements a change in control is defined in the same manner as Mr. Leparulo’s employment agreement, except that the criteria based on the composition of the Board requires a majority of the continuing directors to have served, or been nominated or elected by those directors who had served, two years (compared to one year for Mr. Leparulo) prior to the transaction.

Under these severance agreements, termination without cause includes termination for any reason other than:

•	a failure by the executive to perform his or her duties (other than for disability or following receipt of notice of termination);

•	a fraud or dishonesty resulting in material injury to the Company;

•	a violation of a federal or state law applicable to the Company; or

•	a felony conviction.

Each of the executives will be deemed to have terminated his or her employment for good reason if the termination follows:

•	a reduction in the executive’s duties (including if we cease to be a publicly-traded company);

•	a reduction in the executive’s base salary or bonus opportunity;

•	a relocation of the executive’s principal place of work by more than 30 miles;

•	our failure to pay any current compensation;

•	a material reduction in the executive’s benefits;

•	a failure of any successor company to assume the agreement;

•	an alleged termination for cause that is communicated to the executive without proper notice under the agreement; or

•	our breach of the agreement that is materially adverse to the executive.

Severance Agreements with Mr. Hadley and Mr. Leddon. In 2010, we entered into severance agreements with Mr. Hadley and Mr. Leddon. These agreements provide for severance benefits if the executive’s employment is terminated within two years following a change in control of the Company. If the executive’s employment is terminated without cause or by the executive for good reason following a change in control of the Company, the executive is entitled to the following benefits:

•

a lump-sum severance payment equal to three times the sum of (a) the greater of the executive’s base salary immediately prior to termination and prior to the change in control, plus (b) the executive’s target annual incentive award in the year of termination;

•

immediate vesting of all outstanding equity awards under our compensation plans, which awards will remain exercisable for two years; provided that performance awards will accelerate based on the pro-rated portion of the performance period during which the executive served;

•	an amount equal to his or her unpaid base salary and incentive pay through the date of termination and any other amounts owed to the executive under our compensation plans;

•	a lump-sum bonus payment equal to the pro-rated portion of the target bonus in the year of termination;

•	outplacement services for one year, not to exceed $25,000; and

•	continued participation for 24 months by the executive and his dependents in our group health plan, at the same benefit and contribution levels in effect immediately before the termination.

These severance agreements do not provide for any additional payments by the Company for excise or other taxes.

Under these severance agreements a change in control is defined in the same manner as Mr. Leparulo’s employment agreement, except that the criteria based on the composition of the Board requires a majority of the continuing directors to have been approved by a vote of at least two-thirds of the directors serving at the time of the nomination or election and excludes from the definition directors who were nominated in an actual or threatened election contest.

Under these severance agreements, termination without cause includes termination for any reason other than:

•	conviction of a criminal violation involving fraud, embezzlement or theft in connection with the executive’s duties or in the course of employment;

•	commission of intentional wrongful damage to the Company’s property;

•	commission of intentional wrongful disclosure of the Company’s confidential information;

•	commission of intentional engagement in prohibited competitive activity; or

•	any act that has caused or will cause demonstrable and material harm to the Company.

Each of the executives will be deemed to have terminated his or her employment for good reason if the termination follows:

•	a material reduction in the executive’s base salary (excluding reductions that apply to all executive officers) or bonus opportunity;

•	a relocation of the executive’s principal place of work by more than 50 miles;

•	a failure of any successor company to assume the agreement; or

•	our breach of the agreement that is materially adverse to the executive.

Equity Award Agreements. The following is a summary of the vesting provisions applicable to the outstanding equity awards held by our named executive officers as of December 31, 2012.

2009 Omnibus Incentive Compensation Plan. The award agreements covering grants of stock options and restricted stock units made to our named executive officers under our 2009 Incentive Plan provide that the Board, in its discretion, may accelerate the vesting of any unvested options or units in the event of a change in control.

Under our 2009 Incentive Plan, a change in control is defined as:

•	any person becoming the beneficial owner of 50% or more of the combined voting power of the then-outstanding shares of our common stock, subject to certain exceptions;

•

a majority of the Board ceasing to be comprised of directors who (a) were serving as members of the Board on June 18, 2009 or (b) became members of the Board after June 18, 2009 and whose nomination, election or appointment was approved by a vote of two-thirds of the then-incumbent directors;

•

a reorganization, merger, consolidation, sale of all or substantially all of the assets of the Company or similar transaction, unless the holders of our common stock immediately prior to the transaction beneficially own more than 50% of the combined voting power of the shares of the surviving entity and certain other conditions are satisfied; or

•	a liquidation or dissolution of the Company approved by the Company’s stockholders.

2000 Stock Incentive Plan. The award agreements covering stock option grants previously made to our named executive officers under our 2000 Stock Incentive Plan provide that the stock options will remain exercisable for up to 270 days following the date of an executive’s employment termination for any reason.

Summary of Potential Termination Benefits. The following tables quantify the compensation and benefits that would have been payable to the named executive officers under the agreements described above if the executive’s employment had terminated on December 31, 2012, given the executive’s base salary, and, if applicable, the closing price of our common stock, as of that date. In addition, for the purposes of these tables we have included the dollar amount that each such officer actually received in exchange for 2012 performance under the Company’s annual incentive plan for 2012. The amounts shown in the tables do not include payments and benefits, such as accrued salary and accrued vacation, to the extent that such payments and benefits are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. In addition, we have assumed that the Board does not exercise its discretion to accelerate the vesting of outstanding equity awards in the event of a change in control.

Peter V. Leparulo Chairman and Chief Executive Officer
Benefits and Payments	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause or for Good Reason	Change in Control Only	Change in Control and Termination	Death	Disability
Cash Severance	—	—	$1,848,000	—	$2,772,000	—	—
Annual Incentive Award	$210,000	$210,000	210,000	—	210,000	$210,000	$210,000
Acceleration of Equity Awards	—	—	366,436	$366,436	366,436	—	—
Health Benefits	—	—	12,109	—	18,164	—	—
Outplacement Services	—	—	20,000	—	20,000	—	—
Insurance Benefits	—	—	—	—	—	500,000	—
Excise Tax Payment	—	—	—	—	—	—	—

Totals:	$210,000	$210,000	$2,456,545	$366,436	$3,386,600	$710,000	$210,000

Kenneth G. Leddon Senior Vice President and Chief Financial Officer
Benefits and Payments	Voluntary Termination	Involuntary Termination	Change in Control Only	Change in Control and Termination Without Cause or for Good Reason	Death
Cash Severance	—	—	—	$1,282,500	—
Annual Incentive Award	$62,415	$62,415	—	62,415	$62,415
Acceleration of Equity Awards	—	—	—	146,932	—
Health Benefits	—	—	—	28,991	—
Outplacement Services	—	—	—	25,000	—
Insurance Benefits	—	—	—	—	500,000
Excise Tax Payment	—	—	—	—	—

Totals:	$62,415	$62,415	—	$1,545,838	$562,415

Robert M. Hadley Chief Marketing Officer
Benefits and Payments	Voluntary Termination	Involuntary Termination	Change in Control Only	Change in Control and Termination Without Cause or for Good Reason	Death
Cash Severance	—	—	—	$1,282,500	—
Annual Incentive Award	$62,415	$62,415	—	62,415	$62,415
Acceleration of Equity Awards	—	—	—	169,536	—
Health Benefits	—	—	—	38,607	—
Outplacement Services	—	—	—	25,000	—
Insurance Benefits	—	—	—	—	500,000
Excise Tax Payment	—	—	—	—	—

Totals:	$62,415	$62,415	—	$1,578,058	$562,415

Catherine F. Ratcliffe Senior Vice President of Business Affairs, General Counsel and Secretary
Benefits and Payments	Voluntary Termination	Involuntary Termination	Change in Control Only	Change in Control and Termination Without Cause or for Good Reason	Death
Cash Severance	—	—	—	$1,215,000	—
Annual Incentive Award	$59,130	$59,130	—	59,130	$59,130
Acceleration of Equity Awards	—	—	—	149,906	—
Health Benefits	—	—	—	24,874	—
Outplacement Services	—	—	—	10,000	—
Insurance Benefits	—	—	—	—	500,000
Excise Tax Payment	—	—	—	—	—

Totals:	$59,130	$59,130	—	$1,458,910	$559,130

Slim S. Souissi Senior Vice President and Chief Technology Officer
Benefits and Payments	Voluntary Termination	Involuntary Termination	Change in Control Only	Change in Control and Termination Without Cause or for Good Reason	Death
Cash Severance	—	—	—	$1,350,000	—
Annual Incentive Award	$65,700	$65,700	—	65,700	$65,700
Acceleration of Equity Awards	—	—	—	178,459	—
Health Benefits	—	—	—	38,607	—
Outplacement Services	—	—	—	10,000	—
Insurance Benefits	—	—	—	—	500,000
Excise Tax Payment	—	—	—	—	—

Totals:	$65,700	$65,700	—	$1,642,766	$565,700

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PARTIES

Transactions with Related Persons

Pursuant to the Audit Committee charter, the Audit Committee is responsible for reviewing and approving transactions with a related person (as defined in SEC regulations). In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including:

•	the risks, costs and benefits to the Company;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

In the event a director has an interest in the proposed transaction, the director must recuse himself from the deliberations and approval. To decide whether to approve, ratify or reject a related-person transaction, the Audit Committee determines in good faith whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The tables below provide information regarding the beneficial ownership of our common stock as of March 31, 2013 by:

•	each of our directors;

•	each of our named executive officers;

•	all directors and executive officers as a group; and

•	each beneficial owner of more than five percent of our common stock.

The tables below list the number and percentage of shares beneficially owned based on 33,892,771 shares of common stock outstanding as of March 31, 2013. Beneficial ownership is determined in accordance with SEC rules and regulations, and generally includes voting power or investment power with respect to securities held. Unless otherwise indicated and subject to applicable community property laws, we believe that each of the stockholders named in the table below has sole voting and investment power with respect to the shares shown as beneficially owned.

Directors and Named Executive Officers

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage
Peter V. Leparulo	1,323,617	3.80%
Russell Gerns	62,948	*
James Ledwith	72,367	*
Sue Swenson	0	*
John Wakelin	50,416	*
David A. Werner	194,767	*
Robert Hadley	205,970	*
Kenneth G. Leddon	255,851	*
Catherine F. Ratcliffe	428,557	1.25
Slim S. Souissi	496,790	1.45
All directors and executive officers as a group (10 persons)(2)	3,091,283	8.60

*	Less than 1%.
(1)	Includes shares of our common stock that may be acquired pursuant to stock options that are or will become exercisable within 60 days after March 31, 2013 as follows: Mr. Gerns (22,862 shares), Mr. Hadley (137,634 shares), Mr. Leddon (161,972 shares), Mr. Ledwith (38,746 shares), Mr. Leparulo (927,306 shares), Ms. Ratcliffe (328,519 shares), Dr. Souissi (260,085 shares), Gen. Wakelin (21,820 shares) and Mr. Werner (153,746 shares).
(2)	Includes 2,052,690 shares of our common stock that may be acquired pursuant to stock options that are or will become exercisable within 60 days after March 31, 2013.

Five Percent Holders

The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities known by us to beneficially own five percent or more of our outstanding common stock. The information regarding beneficial ownership of the entities identified below is included in reliance on a report filed by the entity with the SEC, except that the percentage is based upon our calculations made in reliance upon the number of shares reported to be beneficially owned by such entity or person in such report and the number of shares of common stock outstanding on March 31, 2013.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage
Bruce A. Karsh(1) 333 S. Grand Ave., Suite 2800 Los Angeles, CA 90071	3,000,000	8.85%

(1)	According to a Schedule 13G filed by Bruce A. Karsh with the SEC on January 14, 2013. Mr. Karsh has sole voting power and sole dispositive power with respect to 3,000,000 shares.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2012, the Purchase Plan and the 2009 Incentive Plan were the only compensation plans under which securities of the Company were authorized for grant. These plans, including amendments, were approved by our stockholders. The Company does not have any equity plans that have not been approved by stockholders. The following table provides information as of December 31, 2012 regarding the Company’s existing and predecessor plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	4,281,723	(2)	$10.25	(3)	702,465	(4)

(1)	As of March 31, 2013, 4,628,529 shares of common stock were issuable upon exercise of outstanding options with a weighted-average exercise price of $ 9.57. As of that date, there were outstanding restricted stock awards for 1,488,636 shares. No warrants or rights were outstanding as of that date. As of March 31, 2013, there were 286,918 shares of our common stock available for issuance under the 2009 Incentive Plan and 132 shares of common stock available under the Purchase Plan.
(2)	The 1,666,880 shares issuable upon vesting of outstanding restricted stock units are excluded.
(3)	As of March 31, 2013, the weighted-average term of the outstanding options was 4.59 years. No warrants or rights were outstanding as of that date.
(4)	Represents shares available for future issuance under the 2009 Incentive Plan and the Purchase Plan. As of December 31, 2012, there were 702,333 shares of our common stock available for issuance under the 2009 Incentive Plan and 132 shares of our common stock available for issuance under the Purchase Plan.

PROPOSAL 2

TO AMEND THE COMPANY’S

2000 EMPLOYEE STOCK PURCHASE PLAN TO

INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN

The Amended and Restated Novatel Wireless, Inc. 2000 Employee Stock Purchase Plan (the “Purchase Plan”) was initially approved by our stockholders in 2000. The Purchase Plan provides our employees with a convenient means of purchasing shares of our common stock through payroll deductions. In 2012, we terminated the offering period under the Purchase Plan because there were only 132 shares then available for issuance under it and that remains so as of the date of this proxy statement.

In April 26, 2013, the Board approved an amendment of the Purchase Plan, subject to stockholder approval at the 2013 Annual Meeting, in order to add 1,500,000 shares for possible future issuance under the plan. The Board has determined that the amendment of the Purchase Plan is advisable and in the best interests of the Company and our stockholders, and has submitted the amendment of the Purchase Plan for approval by our stockholders. The amendment of the Purchase Plan will be effective as of the date it is approved by our stockholders.

A summary of the Purchase Plan appears below and is qualified by the full text of the Purchase Plan. A copy of this Plan is attached as Appendix A to this proxy statement and indicates the proposed changes to the Plan. The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting will be required to approve the amendment of the Purchase Plan.

Purchase of Shares

The Purchase Plan permits participants to purchase up to $25,000 of our common stock annually (valued at the time each purchase right is granted) through payroll deductions of up to 10% of eligible compensation. We use the dollar amounts that we deduct and accumulate on behalf of each participant to purchase shares of our common stock reserved for issuance under the Purchase Plan at the end of each purchase period. No participant may purchase more than 5,000 shares of common stock in any offering period. Under the Purchase Plan, the Board may determine the duration and frequency of the purchase periods and has decided that the Purchase Plan will operate using six-month offering periods. The offering periods generally start on the first trading day on or after May 16 and November 16 of each year. During 2012, we terminated one offering period due to lack of available shares under the plan.

Purchase Price of Shares

The price of shares purchased under the Purchase Plan is generally 85% of the lower of the fair market value of our common stock either at the beginning or end of the offering period. Participants may end their participation in the Purchase Plan at any time. Upon termination of participation, the participant’s payroll contributions will cease and the participant will be paid his or her accumulated payroll deductions to date without interest.

Eligibility

Substantially all of our employees are eligible to participate in the Purchase Plan. However, an employee may not purchase shares under the Purchase Plan if the purchase would cause the employee to own shares of common stock representing 5% or more of the total combined voting power or value of all classes of our capital stock. Participation in the Purchase Plan ends automatically upon a participant’s termination of employment. As of March 31, 2013, 368 employees were eligible to participate in the Purchase Plan, of which approximately 273 were participants during the offering period that was terminated during 2012 due to lack of available shares.

Transferability

Rights granted under the Purchase Plan are not transferable by a participant other than upon his or her death or by a special determination by the plan administrator. In the event of a reorganization, merger or other similar change in the capital structure of the Company, our Board may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available under the Purchase Plan and in the maximum number of shares subject to any offering period under the Purchase Plan.

Modification and Term

The Board has the authority to amend or terminate the Purchase Plan at any time for any reason. The Purchase Plan will automatically terminate on June 18, 2019, unless sooner terminated by the Board.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences to participants and the Company of participation in the Purchase Plan in effect on January 1, 2013. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences, nor does it describe consequences based on particular circumstances. Each participant should refer to the actual text of the Purchase Plan and should consult with a tax advisor as to specific questions relating to tax consequences of participation in the Purchase Plan.

Federal Income Tax Consequences to Participants. The right to purchase our common shares under the Purchase Plan is intended to constitute an option issued pursuant to an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. If common shares are purchased under the Purchase Plan, and no disposition of these common shares is made within two years of the first day of the applicable offering period, nor within one year after the last day of the applicable offering period, then no income will be realized by the participant at the time of the transfer of the common shares to the participant’s plan account. In the event of the death of a participant while owning the common shares, no income will be realized at the time of the transfer of the common shares to the participant’s plan account.

When a participant sells or otherwise disposes of the common shares, there will be included in the participant’s income, as compensation, an amount equal to the lesser of (a) an amount equal to 15% of the fair market value of the common shares on the first day of the applicable offering period, or (b) the amount by which the fair market value of the common shares at the time of disposition or death exceeds the purchase price for the common shares. Any additional gain would be treated for tax purposes as long-term capital gain, provided that the participant holds the common shares for the applicable long-term capital gain holding period after the last day of the offering period applicable to such common shares.

If a participant disposes of the common shares within either the one- or two- year period described above, the participant would realize ordinary income in the year of disposition in an amount equal to the difference between the purchase price and the fair market value of the common shares on the last day of the applicable offering period. Any difference between the amount received upon disposition and the fair market value of the common shares on the last day of the applicable offering period would be treated as a capital gain or loss, as the case may be.

Federal Income Tax Consequences to the Company. We are not allowed a deduction for federal income tax purposes in connection with the grant or exercise of the right to purchase common shares under the Purchase Plan, provided there is no disposition of common shares by a participant within either the one- or two- year period described above. If a disposition occurs within either of these two periods, we will be entitled to a deduction in the same amount and at the same time that the participant realizes ordinary income.

Plan Benefits

The benefits to be received by our employees as a result of the proposed amendment of the Purchase Plan are not determinable, since the amounts of future purchases by participants are based on elective participant contributions. No purchase rights have been granted, and no shares of common stock have been issued, with respect to the 1,500,000 share addition for which stockholder approval is sought under this proposal.

The Board Recommends a Vote FOR Proposal 2.

PROPOSAL 3

TO AMEND THE COMPANY’S 2009 OMNIBUS INCENTIVE COMPENSATION PLAN TO

INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN

In April 2009, the Board approved the Novatel Wireless, Inc. 2009 Omnibus Incentive Compensation Plan (the “2009 Incentive Plan”). The 2009 Incentive Plan affords the Board the ability to design compensatory awards that are responsive to our needs, and includes authorization for a variety of awards designed to advance our interests and long-term success by encouraging stock ownership among our directors, officers, employees and consultants. These awards include equity and cash awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”). The 2009 Incentive Plan currently authorizes the issuance of up to 4,000,000 shares of our common stock, of which 286,918 were available for issuance under the plan as of March 31, 2013.

In April 26, 2013, the Board approved an amendment of the 2009 Incentive Plan, subject to stockholder approval at the 2013 annual meeting of stockholders to increase the number of shares available for issuance under the plan by 3,000,000 shares. The Board has determined that the amendment of the plan is advisable and in the best interests of the Company and our stockholders, and has submitted the amendment for approval by our stockholders at the Annual Meeting. The amendment to the 2009 Incentive Plan will be effective as of the date it is approved by our stockholders. Before approving this amendment, the Board received a report from its Compensation Committee on the proposal to increase the number of shares available under the 2009 Incentive Plan. The Compensation Committee recommended the share increase based on its review of information related to the 2009 Incentive Plan including burn rate, overhang, forecasts for share usage and reports and input from outside advisors.

As of March 31, 2013, under the Company’s 2009 Incentive Plan and its predecessor equity compensation plans, there were outstanding restricted stock awards for 1,483,636 shares and outstanding stock options for 4,628,529 shares. These outstanding options have a weighted-average exercise price of $9.57 and a weighted-average term of 4.59 years. On April 26, 2013, the closing market price of a share of our common stock was $2.33.

A summary of the 2009 Incentive Plan appears below and is qualified by the full text of the 2009 Incentive Plan. A copy of this Plan is attached as Appendix B to this proxy statement and indicates the proposed changes to the Plan. The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting will be required to approve the amendment of the 2009 Incentive Plan.

Administration

The 2009 Incentive Plan will be administered by the Board, which may delegate all or any part of its authority under the 2009 Incentive Plan to a committee of one or more members of the Board. This authority includes, among other things, selecting award recipients, establishing award terms and conditions, granting awards, construing any ambiguous provision of the 2009 Incentive Plan or in any award agreement, and adopting modifications and amendments to the 2009 Incentive Plan or any award agreement, subject to the terms of the 2009 Incentive Plan.

To the extent permitted by applicable law, the Board may also delegate its duties under the 2009 Incentive Plan to one or more senior officers of the Company, referred to as a secondary committee. This delegation of authority is subject to any conditions and limitations set by the Board or set forth in the 2009 Incentive Plan, and may not include the authority to grant an award to a director or executive officer, or to grant awards designed to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

Awards

The 2009 Incentive Plan provides for grants of both equity and cash awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, annual incentive awards, performance shares, performance units and other forms of awards. The principal terms and features of the various forms of awards are set forth below:

Stock Options. Stock options entitle the participant to purchase shares of our common stock at a price not less than the market value per share on the grant date. Stock options may be incentive stock options or non-qualified stock options under Section 422 of the Code. Each grant will specify whether the exercise price is payable in cash or by check, by a cashless broker-assisted exercise, by the transfer to the Company of shares of our common stock owned by the participant, by the Company withholding shares of our common stock otherwise deliverable to the participant upon the exercise of the stock option, by a combination of these payment methods, or by any other methods that the Board may approve.

Each grant will specify the periods of continuous service by the participant with the Company necessary before the stock options become exercisable. Stock option grants may specify management objectives that must be achieved as a condition to exercise. No stock option will be exercisable more than 10 years after the grant date.

The Board may substitute, without the participant’s permission, stock appreciation rights for outstanding stock options. However, the terms of the substituted stock appreciation rights must be substantially the same as the terms of the stock options at the date of substitution. Additionally, the difference between the market value of the underlying shares of our common stock and the base price of the stock appreciation rights must be equivalent to the difference between the market value of the underlying shares of our common stock and the exercise price of the stock options.

Stock Appreciation Rights. A stock appreciation right is a right to receive from the Company a dollar amount up to the spread between a base price (which may not be less than the market value per share of our common stock on the grant date) and the market value of the shares of our common stock on the exercise date. The amount payable by the Company on exercise of a stock appreciation right may be paid in cash, shares of our common stock, or any combination of the two. Any grant of stock appreciation rights may specify that the amount payable on exercise may not exceed a maximum specified by the Board. Any grant may also specify management objectives that must be achieved as a condition to exercise, waiting periods before exercise and permissible exercise dates or periods. Each grant will specify the periods of continuous service by the participant with the Company that are necessary before the stock appreciation rights become exercisable. No stock appreciation right will be exercisable more than 10 years after the grant date.

Restricted Stock. A grant of restricted stock constitutes an immediate transfer to the participant of the ownership of shares of our common stock in consideration for the performance of services. Restricted stock entitles a participant to voting, dividend and other ownership rights. However, these rights will be subject to any restrictions and conditions, such as the achievement of management objectives, during the restriction period as determined by the Board.

For restricted stock that vests upon the passage of time, each grant will provide that the restricted stock will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Board on the grant date. Each grant will provide that so long as the award is subject to a substantial risk of forfeiture, the transferability of the restricted stock will be prohibited or restricted in the manner and to the extent prescribed by the Board on the grant date.

Grants of restricted stock may require that any or all dividends or other distributions paid during the period of the restrictions be automatically deferred and reinvested in additional shares of restricted stock or paid in cash, which may be subject to the same restrictions as the underlying award. Dividends or other distributions on restricted stock subject to management objectives will be deferred and paid in cash upon the achievement of the management objectives and the lapse of all restrictions.

Restricted Stock Units. A grant of restricted stock units is an agreement by the Company to deliver shares of our common stock or cash equal to the value of such shares to the participant at the end of a specified period, subject to transfer restrictions and other conditions as determined by the Board. During the restriction period, the participant may not transfer any rights under his or her award and will have no rights of ownership, including voting rights, in the restricted stock units. However, on the grant date, the Board may authorize the payment of dividend equivalents on the restricted stock units on either a current, deferred or contingent basis, either in cash, in additional restricted stock units or in shares of our common stock. Dividend equivalents on restricted stock units subject to management objectives will be deferred and paid in cash upon the achievement of the management objectives and the lapse of all restrictions.

Performance Shares and Performance Units. A performance share is the equivalent of one share of our common stock. A performance unit is the equivalent of $1.00 or such other value as determined by the Board. Each grant of performance shares or performance units will specify either the number of shares, or amount of cash, payable with respect to the performance shares or performance units to which the grant pertains. Any grant of performance shares or performance units may specify that the amount payable may be paid in cash, in shares of our common stock or in any combination of the two.

Any grant of performance shares or performance units will specify the management objectives that, if achieved, will result in payment or early payment of the award and may set forth a formula for determining the number of shares, or amount of cash, payable with respect to the performance shares or performance units that will be earned if performance is at or above threshold levels. The performance period will be determined by the Board at the time of grant, but may not be less than one year.

The Board may, on the grant date, provide for the payment of dividend equivalents to the holder of the performance shares on either a current, deferred or contingent basis, either in cash or in additional shares of our common stock. Dividend equivalents on performance shares will be deferred and paid in cash upon the achievement of the applicable management objectives.

Annual Incentive Awards. An annual incentive award is a cash award based on the achievement of management objectives with a performance period of one year or less. Any grant of an annual incentive award will specify management objectives that, if achieved, will result in payment or early payment of the award and may set forth a formula for determining the amount payable if performance is at or above threshold levels. The performance period with respect to each annual incentive award will be determined by the Board at the time of grant. Each grant will specify the time and manner of payment of annual incentive awards that have been earned. The Board may establish a maximum amount payable under any annual incentive award on the grant date.

Other Awards. The Board may, subject to limitations under applicable law, grant to any participant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of our common stock. These awards may include convertible or exchangeable securities, purchase rights or awards with value and payment contingent upon performance of the Company, the book value of our shares, or any other factors designated by the Board.

Except as otherwise provided in the 2009 Incentive Plan, cash awards, as independent awards or as an element of or supplement to any other award granted under the 2009 Incentive Plan, also may be granted. The Board may grant shares of our common stock as a bonus, or may grant other awards in lieu of obligations of the Company to pay cash or deliver other property under the 2009 Incentive Plan or under other plans or compensatory arrangements, subject to terms that will be determined by the Board in a manner intended to comply with Section 409A of the Code.

Eligibility

Subject to the terms of the 2009 Incentive Plan, the Board may grant awards to any of our employees, directors or any person who provides services to us. However, incentive stock options may be granted only to our employees. Currently, 368 persons would be eligible to receive awards under the 2009 Incentive Plan.

Shares Available for Grants

Currently, 4,000,000 shares of our common stock are authorized under the 2009 Incentive Plan, subject to adjustment as provided in the plan. Shares of our common stock issued under any plan assumed by the Company in any corporate transaction will not count against this share limit.

Shares of our common stock covered by an award under the 2009 Incentive Plan are not counted against the aggregate share limit until issued and delivered to a participant. As a result, the total number of shares of our common stock available under the 2009 Incentive Plan is not reduced by any shares of our common stock relating to prior awards that have expired or have been forfeited or cancelled. To the extent of payment in cash of the benefit provided by any award granted under the 2009 Incentive Plan, any shares of our common stock that were covered by that award will be available for issue or transfer under the 2009 Incentive Plan. If, under the 2009 Incentive Plan, a participant has elected to give up the right to receive compensation in exchange for shares of our common stock based on market value, the shares will not count against the aggregate share limit. In addition, shares delivered or relinquished to pay the exercise or purchase price of an award or to satisfy tax withholding obligations will also be available for future awards under the 2009 Incentive Plan.

Award Limits

Awards under the 2009 Incentive Plan are subject to the following limitations:

•	the aggregate number of shares of our common stock issued upon the exercise of incentive stock options will not exceed 4,000,000;

•	no participant will be granted stock options or stock appreciation rights, in the aggregate, for more than 1,000,000 shares of our common stock during any calendar year;

•

no participant will be awarded qualified performance-based awards of restricted stock, restricted stock units, performance shares or other awards, in the aggregate, for more than 500,000 shares of our common stock during any calendar year; and

•

in no event will any participant in any calendar year receive a qualified performance-based award of performance units or a qualified performance-based cash award having an aggregate maximum value in excess of $2,500,000.

Management Objectives

The 2009 Incentive Plan requires that the Board establish management objectives for awards of performance shares, performance units and annual incentive awards. The Board may also establish management objectives for stock options, stock appreciation rights, restricted stock, restricted stock units or other awards. These management objectives may be described in terms of Company-wide objectives or objectives related to performance of an individual participant or a subsidiary, division, business unit, region or function of the Company, and may be made relative to the performance of other companies. The management objectives applicable to any qualified performance-based award to a “covered employee,” as defined in Section 162(m) of the Code, will be based on specified levels of, or changes in, one or more of the following criteria:

•	Profits: Operating income, earnings before interest and taxes, earnings before taxes, net income, cash net income, earnings per share, residual or economic earnings or economic profit;

•

Cash Flow: Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, free cash flow, free cash flow with or without specific capital expenditure targets or ranges, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital, residual cash flow or cash flow return on investment;

•	Returns: Economic value added or profits or cash flow returns on sales, assets, invested capital, net capital employed or equity;

•	Working Capital: Working capital divided by sales, days’ sales outstanding, days’ sales inventory or days’ sales in payables;

•	Profit Margins: Profits divided by revenues or sales, gross margins divided by revenues or sales, or operating margin divided by revenues or sales;

•	Liquidity Measures: Debt-to-capital ratios, debt-to-EBITDA ratios or total debt;

•

Sales Growth, Margin Growth, Unit Growth, Cost Initiative and Stock Price Metrics: Revenues, revenue growth, sales, sales growth, gross margin, operating margin, shipment volume, unit growth, stock price appreciation, total return to stockholders, expense targets, productivity targets or ratios, sales and administrative expenses divided by sales, or sales and administrative expenses divided by profits; and

•

Strategic Initiative Key Deliverable Metrics: Consisting of one or more of the following: product development or launch, strategic partnering, research and development, regulatory compliance or submissions, vitality or sustainability index, market share, geographic business expansion goals, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, or goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

The Board will have the authority to make equitable adjustments to the management objectives, including the related minimum, target and maximum levels of achievement or performance, for specified events set forth in the 2009 Incentive Plan to the extent allowed by Section 162(m) of the Code.

Amendment and Termination

The Board may amend the 2009 Incentive Plan in whole or in part, except that any amendment to the 2009 Incentive Plan that requires stockholder approval under applicable law will not be effective until we obtain stockholder approval. No grant will be made under the 2009 Incentive Plan more than 10 years after the effective date of the 2009 Incentive Plan, but all grants made on or prior to such date will continue in effect thereafter subject to the terms of the applicable award agreement and of the 2009 Incentive Plan.

Except in connection with certain corporate transactions or a change in control, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock options or the base price of outstanding stock appreciation rights, or cancel outstanding stock options or stock appreciation rights in exchange for other awards or stock options or stock appreciation rights with an exercise price or base price, as applicable, that is less than the exercise price of the original stock options or base price of the original stock appreciation rights, as applicable, without stockholder approval. The plan prohibits all repricings of awards regardless of whether an amendment is considered a repricing under generally accepted accounting principles.

Grants of restricted stock, restricted stock units, performance shares, performance units and annual incentive awards may provide for earlier termination of restrictions in the event of the retirement, death or disability, or other termination of employment, of a participant, or a change in control of the Company. In addition, if permitted by Section 409A of the Code, the Board may accelerate the vesting of or waive any other limitations requirement under any outstanding award in the event of the retirement, death or disability, or other termination of employment, of a participant. However, in either case, the restrictions on an award intended to be “qualified performance-based compensation” under Section 162(m) of the Code may not be terminated in the event of retirement or other termination of employment to the extent the provision would cause the award to fail to qualify.

The Board may amend the terms of any award granted under the 2009 Incentive Plan prospectively or retroactively, provided that such an amendment does not constitute a repricing prohibited by the Plan. However, no amendment may impair the rights of any participant without his or her consent, except as necessary to comply with changes in law or accounting rules applicable to the Company. The Board may terminate the 2009 Incentive Plan at any time. Termination of the 2009 Incentive Plan will not affect the rights of participants or their successors under any awards outstanding on the date of termination.

Change in Control

In the event a change in control of the Company occurs, the Board may substitute each award outstanding under the 2009 Incentive Plan immediately prior to the change in control with such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or stock appreciation right with an exercise price or base price greater than the consideration offered in connection with any change in control, the Board may elect to cancel the stock option or stock appreciation right without any payment to the person holding the stock option or stock appreciation right. The Board may also adjust the aggregate number of shares available under the 2009 Incentive Plan and the individual participant limits as the Board deems appropriate. However, any adjustment to the number of shares available for incentive stock options will be made only if, and to the extent that, the adjustment would not cause any stock option intended to qualify as an incentive stock option to fail to qualify.

U. S. Federal Income Tax Consequences

The following is a brief summary of some of the U.S. federal income tax consequences of certain transactions under the 2009 Incentive Plan based on U.S. federal income tax laws in effect on January 1, 2013. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of our common stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of our common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess, if any, of the market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Non-Qualified Stock Options. In general,

•	no income will be recognized by an optionee at the time a non-qualified option right is granted;

•

at the time of exercise, ordinary income will be recognized in an amount equal to the difference between the exercise price and the market value of the shares, if unrestricted, on the date of exercise; and

•

at the time of sale of shares acquired pursuant to the exercise of a non-qualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the market value of any unrestricted shares of our common stock received on the exercise.

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code, referred to as Restrictions. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of grant of the shares will have taxable ordinary income on the date of grant of the shares equal to the excess of the market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Stock Units. No income generally will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on the market value of unrestricted shares of our common stock on the date that such shares are transferred or settled in cash, as the case may be, to the participant under the award (reduced by any amount paid by the participant for such restricted stock units), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares, Performance Units and Annual Incentive Awards. No income generally will be recognized upon the grant of performance shares, performance units or annual incentive awards. Upon payment in respect of the earn-out of performance shares, performance units or annual incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the market value of any unrestricted shares of our common stock received.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Plan Benefits

Because benefits under the 2009 Incentive Plan depend upon the Board’s actions, and the market value of the shares of our common stock in the future and/or the future performance of the Company, it is not possible to determine the value of benefits that will be received by participants in the Plan with respect to any awards made in the future. Benefits under the 2009 Incentive Plan, however, will be subject in any event to the limits described under “—Award Limits” above.

The Board Recommends a Vote FOR Proposal 3.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking stockholders to approve an advisory resolution on our executive compensation as reported in this proxy statement.

In making decisions with respect to compensation for our executive officers, the Compensation Committee is guided by a pay-for-performance philosophy. The Compensation Committee believes that a significant portion of each executive’s total compensation opportunity should vary with achievement of the Company’s annual and long-term financial, operational and strategic goals. In designing the compensation program for our executive officers, the Compensation Committee seeks to achieve the following key objectives:

•	Motivate Executives. The compensation program should encourage our executive officers to achieve the Company’s annual and long-term goals.

•

Alignment with Stockholders. The compensation program should align the interests of our executives with those of our stockholders, promoting actions that will have a positive impact on total stockholder return over the long term.

•

Attract and Retain Talented Executives. The compensation program should provide each executive officer with a total compensation opportunity that is market competitive. This objective is intended to ensure that we are able to attract and retain executives while maintaining an appropriate cost structure for the Company.

We believe our executive compensation is structured in the manner that best serves the interests of the Company and its stockholders. We encourage stockholders to read the Compensation Discussion and Analysis section of this proxy statement which provides a more thorough review of our compensation philosophy and how that philosophy was implemented in 2012.

Effect of Proposal

The resolution to approve our executive compensation is non-binding on us and our Board and Compensation Committee. As a result, the Board and Compensation Committee retain discretion to change executive compensation from time to time if they conclude that such a change would be in the best interest of the Company. No determination has been made as to what action, if any, would be taken if our stockholders fail to approve executive compensation. However, our Board and its Compensation Committee value the opinions of stockholders and will carefully consider the results of this advisory vote.

Recommendation and Vote Required

Our Board recommends that stockholders vote FOR the approval of executive compensation. The proxy holders will vote all proxies received FOR approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Because abstentions are counted as present for purposes of the vote on this matter but are not votes FOR this proposal, they have the same effect as votes AGAINST this proposal. Broker non-votes will not have any effect on this proposal.

The Board Recommends a Vote FOR Proposal 4.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF

ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013

The Audit Committee has appointed Ernst & Young LLP as the company’s independent registered public accounting firm for 2013. The Board is asking stockholders to ratify this appointment. Although SEC regulations require the company’s independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important matter to stockholders and considers a proposal for stockholders to ratify such appointment to be an opportunity for stockholders to provide input to the Audit Committee and the Board on a key corporate governance issue. In the event that our stockholders do not ratify the appointment, it will be considered as a direction to our audit committee to consider the selection of a different firm.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Ernst & Young. Abstentions will have the effect of a vote against this proposal.

Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if they so desire. They will also be available to answer questions.

The Board Recommends a Vote FOR Proposal 5.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Selection

Ernst & Young LLP has been appointed by the Audit Committee to serve as the Company’s independent registered public accounting firm for 2013. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if they so desire. They will also be available to answer questions.

Audit and Non-Audit Fees

The following table sets forth fees for audit services rendered by Ernst & Young for the audit of our consolidated financial statements for 2012 and 2011, and fees for other services rendered by Ernst & Young.

	2012		2011
	E&Y	KPMG	E&Y	KPMG
Audit Fees(1)	$1,539,848	$0	$1,303,338	$75,000
Audit-Related Fees	0	0	0	0
Tax Fees	0	0	0	0
All Other Fees(2)	0	0	0	0

Total	$1,539,848	$0	$1,303,338	$75,000

(1)	Audit fees consist principally of fees for the audit of our annual consolidated financial statements, review of our interim consolidated financial statements and the audit of internal control over financial reporting.
(2)	All other fees include other support services related to our acquisition activities and litigation matters.

Pre-Approval Policies and Procedures

The Audit Committee annually reviews and pre-approves certain audit and non-audit services that may be provided by our independent registered public accounting firm and establishes and pre-approves the aggregate fee level for these services. Any proposed services that would cause us to exceed the pre-approved aggregate fee amount must be pre-approved by the Audit Committee. All audit and non-audit services for 2012 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its responsibility to oversee management’s implementation of the Company’s financial reporting process. The Audit Committee Charter can be viewed on the Company’s Website site at www.novatelwireless.com and is available in print upon request. In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the 2012 Annual Report on Form 10-K with the Company’s management and its independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of disclosure controls and procedures and internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee met with the independent registered public accounting firm and discussed issues deemed significant by the accounting firm, and the Audit Committee has discussed with the independent auditors the matters required to be discussed by the Public Company Accounting Oversight Board. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company and its management; received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence; and considered whether the provision of nonaudit services was compatible with maintaining the accounting firm’s independence.

In reliance on the reviews and discussions outlined above, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

Audit Committee

David A. Werner, Chair	Russell Gerns	James Ledwith

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. These reporting persons are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to us and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% stockholders were complied with during 2012.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

In order to be included in our proxy materials for our 2014 Annual Meeting of Stockholders, a stockholder proposal must be received in writing by the Company at Novatel Wireless, Inc., Attention: Corporate Secretary, 9645 Scranton Road, San Diego, California 92121, by January 2, 2014, and otherwise comply with all requirements of the SEC and our certificate of incorporation and bylaws for stockholder proposals.

If you do not wish to submit a proposal for inclusion in next year’s proxy materials, but instead wish to present it directly at the 2014 Annual Meeting of Stockholders, you must give timely written notice of the proposal to our Corporate Secretary. To be timely, the notice must be received no earlier than February 6, 2014 and no later than March 8, 2014. The notice must describe the stockholder proposal in reasonable detail and provide certain other information required by our by-laws, a copy of which is available upon request from our Corporate Secretary at the above address.

OTHER MATTERS

The Board is not aware of any other matter of business that may be brought before the Annual Meeting. However, it any other matter properly comes before the Annual Meeting, it is intended that the enclosed proxy card will be voted in accordance with the judgment of the persons voting the proxy.

By Order of the Board of Directors,

Catherine F. Ratcliffe

Senior Vice President of Business Affairs,

General Counsel and Secretary

May 2, 2013

Appendix A

AMENDED AND RESTATED

NOVATEL WIRELESS, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1

PURPOSE

Novatel Wireless, Inc. hereby establishes the Novatel Wireless, Inc. 2000 Employee Stock Purchase Plan, effective as of the Initial Public Offering Date, in order to provide eligible employees of the Company and its participating Subsidiaries with the opportunity to purchase Common Stock through payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423(b) of the Code.

SECTION 2

DEFINITIONS

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific Section of the 1934 Act or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.4 “Committee” shall mean the committee appointed by the Board to administer the Plan. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. As of the effective date of the Plan, the Plan shall be administered by the Compensation Committee of the Board.

2.5 “Common Stock” means the common stock of the Company.

2.6 “Company” means Novatel Wireless, Inc., a Delaware corporation.

2.7 “Compensation” means a Participant’s regular wages. The Committee, in its discretion, may (on a uniform and nondiscriminatory basis) establish a different definition of Compensation prior to an Enrollment Date for all options to be granted on such Enrollment Date.

2.8 “Eligible Employee” means every Employee of an Employer, except (a) any Employee who immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code), (b) to the extent that such purchase would cause such Eligible Employee to have options or rights to purchase more than $25,000 in shares of Common Stock under the Plan (and under all other employee stock purchase plans of the Company and its Subsidiaries which qualify for treatment under Section 423 of the Code) for any calendar year in which such rights are outstanding (based on share price, determined as of the date such rights are granted), or (c) as provided in the following sentence. The Committee, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis) that an Employee shall not be an Eligible Employee if he or she: (1) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (2) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (3) customarily works not more than 5 months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), or (4) is an officer who is a highly compensated employee (within the meaning of Section 414(q) of the Code).

2.9 “Employee” means an individual who is a common-law employee of any Employer, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.10 “Employer” or “Employers” means any one or all of the Company, and those Subsidiaries which, with the consent of the Board, have adopted the Plan.

2.11 “Enrollment Date” means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time.

2.12 “Grant Date” means any date on which a Participant is granted an option under the Plan.

2.13 “Participant” means an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 8 or Section 9.

2.14 “Plan” means the Novatel Wireless, Inc. 2000 Employee Stock Purchase Plan, as set forth in this instrument and as hereafter amended from time to time.

2.15 “Purchase Date” means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.

2.16 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3

SHARES SUBJECT TO THE PLAN

3.1 Number Available. 132 shares of Common Stock are currently available for issuance pursuant to the Plan. Shares sold under the Plan may be newly issued shares or treasury shares.

3.2 Adjustments. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Board may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan.

SECTION 4

ENROLLMENT

4.1 Participation. Each Eligible Employee may elect to become a Participant by enrolling or re-enrolling in the Plan effective as of any Enrollment Date. In order to enroll, an Eligible Employee must complete, sign and submit to the Company an enrollment form in such form, manner and by such deadline as may be specified by the Committee from time to time (in its discretion and on a nondiscriminatory basis). Any Participant whose option expires and who has not withdrawn from the Plan automatically will be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which his or her option expires.

4.2 Payroll Withholding. On his or her enrollment form, each Participant must elect to make Plan contributions via payroll withholding from his or her Compensation. Pursuant to such procedures as the Committee may specify from time to time, a Participant may elect to have withholding equal to a whole percentage from 1% to 10% (or such lesser percentage that the Committee may establish from time to time for all options to be granted on any Enrollment Date). A Participant may elect to increase or decrease his or her rate of payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. A Participant may stop his or her payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. In order to be effective as of a specific date, an enrollment form must be received by the Company no later than the deadline specified by the Committee, in its discretion and on a nondiscriminatory basis, from time to time. Any Participant who is automatically re-enrolled in the Plan will be deemed to have elected to continue his or her contributions at the percentage last elected by the Participant.

SECTION 5

OPTIONS TO PURCHASE COMMON STOCK

5.1 Grant of Option. On each Enrollment Date on which the Participant enrolls or re-enrolls in the Plan, he or she shall be granted an option to purchase shares of Common Stock.

5.2 Duration of Option. Each option granted under the Plan shall expire on the earliest to occur of (a) the completion of the purchase of shares on the last Purchase Date occurring within 6 months of the Grant Date of such option, (b) such shorter option period as may be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, or (c) the date on which the Participant ceases to be such for any reason. Until otherwise determined by the Committee for all options to be granted on an Enrollment Date, the period referred to in clause (b) in the preceding sentence shall mean the period from the applicable Enrollment Date through the last business day prior to the immediately following Enrollment Date.

5.3 Number of Shares Subject to Option. The number of shares available for purchase by each Participant under the option will be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, provided that the maximum number of shares available for purchase by each Participant under the option shall not exceed 5,000, subject to adjustment as provided in Section 3.2.

5.4 Other Terms and Conditions. Each option shall be subject to the following additional terms and conditions:

(a) payment for shares purchased under the option shall be made only through payroll withholding under Section 4.2;

(b) purchase of shares upon exercise of the option will be accomplished only in accordance with Section 6.1;

(c) the price per share under the option will be determined as provided in Section 6.1, provided that the price per share shall not be less than the par value per share; and

(d) the option in all respects shall be subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Committee shall determine from time to time in its discretion.

SECTION 6

PURCHASE OF SHARES

6.1 Exercise of Option. Subject to Section 6.2, on each Purchase Date, the funds then credited to each Participant’s account shall be used to purchase whole shares of Common Stock. Any cash remaining after whole shares of Common Stock have been purchased shall be carried forward in the Participant’s account for the purchase of shares on the next Purchase Date. The price per Share of the Shares purchased under any option granted under the Plan shall be eighty-five percent (85%) of the lower of:

(a) the closing price per Share on the Grant Date for such option on the NASDAQ National Market System; or

(b) the closing price per Share on the Purchase Date on the NASDAQ National Market System;

provided, however, that with respect to any Grant Date under the Plan that coincides with the date of the final prospectus for the initial public offering of the Common Stock, the price in clause (a) above shall be the price per Share at which shares of Common Stock are initially offered for sale to the public by the Company’s underwriters in such offering.

6.2 Delivery of Shares. As directed by the Committee in its sole discretion, shares purchased on any Purchase Date shall be delivered directly to the Participant or to a custodian or broker (if any) designated by the Committee to hold shares for the benefit of the Participants. As determined by the Committee from time to time, such shares shall be delivered as physical certificates or by means of a book entry system.

6.3 Exhaustion of Shares. If at any time the shares available under the Plan are over-enrolled, enrollments shall be reduced proportionately to eliminate the over-enrollment. Such reduction method shall be “bottom up,” with the result that all option exercises for one share shall be satisfied first, followed by all exercises for two shares, and so on, until all available shares have been exhausted. Any funds that, due to over-enrollment, cannot be applied to the purchase of whole shares shall be refunded to the Participants (without interest thereon).

SECTION 7

WITHDRAWAL

7.1 Withdrawal. A Participant may withdraw from the Plan by submitting a completed enrollment form to the Company. A withdrawal will be effective only if it is received by the Company by the deadline specified by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time. When a withdrawal becomes effective, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her (without interest thereon).

SECTION 8

CESSATION OF PARTICIPATION

8.1 Termination of Status as Eligible Employee. A Participant shall cease to be a Participant immediately upon the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from all Employers for any reason). As soon as practicable after such cessation, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her (without interest thereon). If a Participant is on a Company-approved leave of absence, his or her participation in the Plan shall continue for so long as he or she remains an Eligible Employee and has not withdrawn from the Plan pursuant to Section 7.1.

SECTION 9

ADMINISTRATION

9.1 Plan Administrator. The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan.

9.2 Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

9.3 Powers of Committee. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

(a) To interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options;

(b) To determine any and all considerations affecting the eligibility of any employee to become a Participant or to remain a Participant in the Plan;

(c) To cause an account or accounts to be maintained for each Participant;

(d) To determine the time or times when, and the number of shares for which, options shall be granted;

(e) To establish and revise an accounting method or formula for the Plan;

(f) To designate a custodian or broker to receive shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated custodian or broker;

(g) To determine the status and rights of Participants and their Beneficiaries or estates;

(h) To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(i) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

(j) To adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States;

(k) To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan.

9.4 Decisions of Committee. All actions, interpretations, and decisions of the Committee shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

9.5 Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers, except any stamp duties or transfer taxes applicable to the purchase of shares may be charged to the account of each Participant. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but fees and taxes (including brokerage fees) for the transfer, sale or resale of shares by a Participant, or the issuance of physical share certificates, shall be borne solely by the Participant.

9.6 Eligibility to Participate. No member of the Committee who is also an employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own account under the Plan.

9.7 Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee and the Board, from and against any and all losses, claims, damages or liabilities (including attorneys’ fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

SECTION 10

AMENDMENT, TERMINATION, AND DURATION

10.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all amounts then credited to Participants’ accounts which have not been used to purchase shares shall be returned to the Participants (without interest thereon) as soon as administratively practicable.

10.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 10.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect until June 18, 2019.

SECTION 11

GENERAL PROVISIONS

11.1 Participation by Subsidiaries. One or more Subsidiaries of the Company may become participating Employers by adopting the Plan and obtaining approval for such adoption from the Board. By adopting the Plan, a Subsidiary shall be deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority (a) to the Board to amend the Plan, and (b) to the Committee to administer and interpret the Plan. An Employer may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such Employer.

11.2 Inalienability. In no event may either a Participant, a former Participant or his or her Beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant’s interest in the Plan is not transferable pursuant to a domestic relations order.

11.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

11.4 Requirements of Law. The granting of options and the issuance of shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as the Committee may determine are necessary or appropriate.

11.5 Compliance with Rule 16b-3. Any transactions under this Plan with respect to officers (as defined in Rule 16a-1 promulgated under the 1934 Act) are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Committee specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.

11.6 No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the granting of options, the purchase of shares, nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.

11.7 Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Subsidiaries, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employers who is thereunto duly authorized by the Employers.

11.8 Construction and Applicable Law. The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. Any provision of the Plan which is inconsistent with Section 423(b) of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423(b). The provisions of the Plan shall be construed, administered and enforced in accordance with such Section and with the laws of the State of California (excluding California’s conflict of laws provisions).

11.9 Captions. The captions contained in and the table of contents affixed to the Plan are inserted only as a matter of convenience, and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

Appendix B

NOVATEL WIRELESS, INC.

2009 Omnibus Incentive Compensation Plan

1. Purpose. The purpose of the Novatel Wireless, Inc. 2009 Omnibus Incentive Compensation Plan is to promote the long-term success of the Company and the creation of stockholder value by offering directors, officers, employees and consultants of the Company an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such selected persons to continue to provide services to the Company and to attract new individuals with outstanding qualifications.

2. Definitions. As used in the Plan,

(a) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries owns not less than 50 percent of such entity.

(b) “Aggregate Share Limit” means the aggregate maximum number of shares available under the Plan pursuant to Section 3(a)(i) of the Plan.

(c) “Annual Incentive Award” means a cash award granted pursuant to Section 8 of the Plan, where such award is based on Management Objectives and a Performance Period of one year or less.

(d) “Appreciation Right” means a right granted pursuant to Section 5 of the Plan.

(e) “Award” means any Annual Incentive Award, Option Right, Restricted Stock, Restricted Stock Unit, Appreciation Right, Performance Share, Performance Unit or Other Award granted pursuant to the terms of the Plan.

(f) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(g) “Beneficial Owner” or “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(h) “Board” means the Board of Directors of NWI, as constituted from time to time.

(i) “Change in Control” means, except as may otherwise be provided in an Evidence of Award, the first to occur of the following events:

(i) any Person is or becomes the Beneficial Owner of 50 percent or more of the combined voting power of the then-outstanding Voting Stock of NWI; provided, however, that:

(1)	the following acquisitions will not constitute a Change in Control: (A) any acquisition of Voting Stock of NWI directly from NWI that is approved by a majority of the Incumbent Directors, (B) any acquisition of Voting Stock of NWI by the Company, (C) any acquisition of Voting Stock of NWI by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company, and (D) any acquisition of Voting Stock of NWI by any Person pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of Section 2(i)(iii) below;

(2)

if any Person is or becomes the Beneficial Owner of 50 percent or more of the combined voting power of the then-outstanding Voting Stock of NWI as a result of a transaction described in clause (A) of Section 2(i)(i)(1) above and such Person thereafter becomes the Beneficial Owner of any additional shares of Voting Stock of NWI representing one percent or more of the then-outstanding Voting Stock of NWI, other than in an acquisition directly from NWI that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by NWI in which all holders of

Voting Stock are treated equally, such subsequent acquisition will be treated as a Change in Control;

(3)	a Change in Control will not be deemed to have occurred if a Person is or becomes the Beneficial Owner of 50 percent or more of the Voting Stock of NWI as a result of a reduction in the number of shares of Voting Stock of NWI outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Incumbent Directors unless and until such Person thereafter becomes the Beneficial Owner of any additional shares of Voting Stock of NWI representing one percent or more of the then-outstanding Voting Stock of NWI, other than as a result of a stock dividend, stock split or similar transaction effected by NWI in which all holders of Voting Stock are treated equally; and

(4)	if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired Beneficial Ownership of 50 percent or more of the Voting Stock of NWI inadvertently, and such Person divests as promptly as practicable but no later than the date, if any, set by the Incumbent Board a sufficient number of shares so that such Person has Beneficial Ownership of less than 50 percent of the Voting Stock of NWI, then no Change in Control will have occurred as a result of such Person’s acquisition; or

(ii) a majority of the Board ceases to be comprised of Incumbent Directors; or

(iii) the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of NWI or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Transaction”), unless, in each case, immediately following such Business Transaction (A) the Voting Stock of NWI outstanding immediately prior to such Business Transaction continues to represent (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than 50 percent of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction (including, without limitation, an entity which as a result of such transaction owns NWI or all or substantially all of NWI’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Transaction, of the Voting Stock of NWI, (B) no Person (other than NWI, such entity resulting from such Business Transaction, or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Transaction) has Beneficial Ownership, directly or indirectly, of 50 percent or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction, and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Transaction; or

(iv) approval by the stockholders of NWI of a complete liquidation or dissolution of NWI, except pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of Section 2(i)(iii).

(j) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as such law and regulations may be amended from time to time.

(k) “Committee” means a committee consisting of one or more members of the Board that is appointed by the Board (as described in Section 12) to administer the Plan.

(l) “Company” means, collectively, NWI and its Subsidiaries.

(m) “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(n) “Date of Grant” means the date specified by the Board on which a grant of an Award will become effective (which date with respect to an Option Right or an Appreciation Right will not be earlier than the date on which the Board takes action with respect thereto).

(o) “Director” means a member of the Board of Directors of NWI.

(p) “EBIT” means earnings before interest and taxes.

(q) “EBITDA” means earnings before interest, taxes, depreciation and amortization.

(r) “EBT” means earnings before taxes.

(s) “Effective Date” means the date that the Plan is approved by the stockholders of NWI.

(t) “Evidence of Award” means an agreement, certificate, resolution, notification or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the Awards granted. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of NWI and, unless otherwise determined by the Board, need not be signed by a representative of NWI or a Participant.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(v) “Existing Plan” means the Amended and Restated Novatel Wireless, Inc. 2000 Stock Incentive Plan.

(w) “GAAP” means accounting principles generally accepted in the United States of America as in effect from time to time.

(x) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(y) “Incumbent Directors” means the individuals who, as of the date hereof, are Directors of NWI and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by NWI’s stockholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of NWI in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual will not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(z) “Management Objectives” means the performance objective or objectives established pursuant to the Plan for Participants who have received grants of Annual Incentive Awards, Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or Other Awards pursuant to the Plan. Management Objectives may be described in terms of NWI-wide objectives or objectives that are related to the performance of the individual Participant or a Subsidiary, division, business unit, region or function within NWI or any Subsidiary. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee will be based on specified levels of or changes in one or more of the following criteria:

(i) Profits: Operating income, EBIT, EBT, net income, cash net income, earnings per share, residual or economic earnings or economic profit;

(ii) Cash Flow: EBITDA, free cash flow, free cash flow with or without specific capital expenditure targets or ranges, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital, residual cash flow or cash flow return on investment;

(iii) Returns: Economic value added (EVA) or profits or cash flow returns on: sales, assets, invested capital, net capital employed or equity;

(iv) Working Capital: Working capital divided by sales, days’ sales outstanding, days’ sales inventory or days’ sales in payables;

(v) Profit Margins: Profits divided by revenues or sales, gross margins divided by revenues or sales, or operating margin divided by revenues or sales;

(vi) Liquidity Measures: Debt-to-capital ratios, debt-to-EBITDA ratios or total debt;

(vii) Sales Growth, Margin Growth, Unit Growth, Cost Initiative and Stock Price Metrics: Revenues, revenue growth, sales, sales growth, gross margin, operating margin, shipment volume, unit growth, stock price appreciation, total return to stockholders, expense targets, productivity targets or ratios, sales and administrative expenses divided by sales, or sales and administrative expenses divided by profits; and

(viii) Strategic Initiative Key Deliverable Metrics: Consisting of one or more of the following: product development or launch, strategic partnering, research and development, regulatory compliance or submissions, vitality or sustainability index, market share or penetration, geographic business expansion goals, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, or goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

At the Board’s discretion, any Management Objective may be measured before special items, and may or may not be determined in accordance with GAAP. The Board shall have the authority to make equitable adjustments to the Management Objectives (and to the related minimum, target and maximum levels of achievement or performance) as follows: in recognition of unusual or non-recurring events affecting NWI or any Subsidiary or Affiliate or the financial statements of NWI or any Subsidiary or Affiliate; in response to changes in applicable laws or regulations; to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles; or in recognition of any events or circumstances (including, without limitation, changes in the business, operations, corporate or capital structure of the Company or the manner in which it conducts its business) that render the Management Objectives unsuitable; provided, however, that no such adjustment shall be made to any Management Objective applicable to a Qualified Performance-Based Award to the extent such adjustment would cause such Award to fail to meet the requirements for “qualified performance-based compensation” under Section 162(m) of the Code, unless the Board determines that the satisfaction of such requirements is neither necessary or appropriate.

(aa) “Market Value per Share” means as of any particular date the closing sale price of a Share as reported on the Nasdaq Stock Market or, if not listed on such exchange, on any other national securities exchange on which the Shares are listed. If the Shares are not traded as of any given date, the Market Value per Share means the closing price for the Shares on the principal exchange on which the Shares are traded for the immediately preceding date on which the Shares were traded. If there is no regular public trading market for the Shares, the Market Value per Share of the Shares shall be the fair market value of the Shares as determined in good faith by the Board. The Board is authorized to adopt another fair market value pricing method, provided such method is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(bb) “NWI” means Novatel Wireless, Inc., a Delaware corporation, and any successors thereto.

(cc) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(dd) “Option Price” means the purchase price payable on exercise of an Option Right.

(ee) “Option Right” means the right to purchase Shares upon exercise of an option granted pursuant to Section 4 of the Plan.

(ff) “Other Award” means an Award granted pursuant to Section 9 of the Plan.

(gg) “Participant” means a person who is selected by the Board to receive Awards under the Plan and who is (i) an employee of the Company or any one or more of its Affiliates, (ii) a member of the Board, or (iii) an individual who performs bona fide services to the Company or any one or more of its Affiliates.

(hh) “Performance Period” means, in respect of an Award, a period of time within which the Management Objectives relating to such Award are to be achieved.

(ii) “Performance Share” means an Award under the Plan equivalent to the right to receive one Share awarded pursuant to Section 8 of the Plan.

(jj) “Performance Unit” means a unit awarded pursuant to Section 8 of the Plan that is equivalent to $1.00 or such other value as is determined by the Board.

(kk) “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act or any successor provision thereto, as modified and used in Sections 13(d) and 14(d) thereof and the rules thereunder.

(ll) “Plan” means this Novatel Wireless, Inc. 2009 Omnibus Incentive Compensation Plan.

(mm) “Qualified Performance-Based Award” means any Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(nn) “Restricted Stock” means Shares granted pursuant to Section 6 of the Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(oo) “Restriction Period” means the period of time during which Restricted Stock or Restricted Stock Units may be subject to restrictions, as provided in Section 6 and Section 7 of the Plan.

(pp) “Restricted Stock Unit” means an Award made pursuant to Section 7 of the Plan.

(qq) “Secondary Committee” means one or more senior officers of NWI (who need not be members of the Board), acting as a committee established by the Board pursuant to Section 12(b) of the Plan, subject to such conditions and limitations as the Board shall prescribe.

(rr) “Shares” means the shares of common stock, par value $0.001 per share, of NWI or any security into which such Shares may be changed by reason of any transaction or event of the type referred to in Section 11 of the Plan.

(ss) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Appreciation Right, respectively.

(tt) “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by NWI; except that, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time NWI owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(uu) “Voting Stock” means securities entitled to vote generally in the election of directors.

3. Shares Available Under the Plan.

(a) Maximum Shares Available Under Plan.

(i) Subject to adjustment as provided in Section 11 of the Plan, the maximum number of Shares that may be issued (A) upon the exercise of Option Rights or Appreciation Rights, (B) in payment or settlement of Restricted Stock and released from substantial risks of forfeiture thereof, (C) in payment or settlement of Restricted Stock Units, (D) in payment or settlement of Performance Shares or Performance Units that have been earned, (E) in payment or settlement of Other Awards, or (F) in payment of dividend equivalents paid with respect to Awards made under the Plan, in the aggregate will not exceed 7,000,000 Shares (the “Aggregate Share Limit”). Shares issued under any plan assumed by NWI in any corporate transaction will not count against the Aggregate Share Limit.

(ii) Shares covered by an Award granted under the Plan shall not be counted against the Aggregate Share Limit unless and until they are actually issued and delivered to a Participant and, therefore, the total number of Shares available under the Plan as of a given date shall not be reduced by any Shares relating to prior Awards that have expired or have been forfeited or cancelled, and to the extent of payment in cash of the benefit provided by any Award granted under the Plan, any Shares that were covered by that Award will be available for issue or transfer hereunder. If, under the Plan, a Participant has elected to give up the right to receive compensation in exchange for Shares based on fair market value, such Shares will not count against the Aggregate Share Limit. In addition, upon the full or partial payment of any Option Price by the transfer to the Company of Shares or upon satisfaction of tax withholding provisions in connection with any such exercise or any other payment made or benefit realized under this Plan by the transfer or relinquishment of Shares, there shall be deemed to have been issued under this Plan only the net number of Shares actually issued by the Company.

(iii) Subject to adjustment as provided in Section 11 of the Plan, the aggregate number of Shares actually issued by the Company upon the exercise of Incentive Stock Options will not exceed 7,000,000 Shares.

(b) Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in the Plan, to the contrary, and subject to adjustment as provided in Section 11 of the Plan:

(i) No Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than 1,000,000 Shares during any calendar year;

(ii) No Participant will be awarded Qualified Performance Based-Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Other Awards, in the aggregate, for more than 500,000 Shares during any calendar year;

(iii) In no event will any Participant in any calendar year receive a Qualified Performance-Based Award of Performance Units having an aggregate maximum value in excess of $2,500,000;

(iv) In no event will any Participant in any calendar year receive a Qualified Performance-Based Award that is an Annual Incentive Award having an aggregate maximum value in excess of $2,500,000; and

(v) In no event will any Participant in any calendar year receive a Qualified Performance-Based Award in the form of Other Awards of cash under Section 9(b) having an aggregate maximum value in excess of $2,500,000.

4. Option Rights. The Board may, from time to time, authorize the granting to Participants of Option Rights upon such terms and conditions consistent with the following provisions as it may determine:

(a) Each grant will specify the number of Shares to which it pertains subject to the limitations set forth in Section 3 of the Plan.

(b) Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to NWI or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to NWI of Shares owned by the Optionee (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, (iii) by withholding by NWI from the Shares otherwise deliverable to the Optionee upon the exercise of such Option, a number of Shares having a value at the time of exercise equal to the total Option Price, (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Board.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to NWI of some or all of the Shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with NWI or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h) Option Rights granted under the Plan may be (i) Incentive Stock Options, (ii) options that are not intended to qualify as Incentive Stock Options, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who are “employees” (under Section 3401(c) of the Code) of NWI or a subsidiary of NWI (under Section 424 of the Code).

(i) The Board may substitute, without receiving Participant permission, Appreciation Rights payable only in Shares (or Appreciation Rights payable in Shares or cash, or a combination of both, at the Board’s discretion) for outstanding Option Rights; provided, however, that the terms of the substituted Appreciation Rights are substantially the same as the terms for the Option Rights at the date of substitution and the difference between the Market Value Per Share of the underlying Shares and the Base Price of the Appreciation Rights is equivalent to the difference between the Market Value Per Share of the underlying Shares and the Option Price of the Option Rights. If the Board determines, based upon advice from NWI’s accountants, that this provision creates adverse accounting consequences for NWI, it shall be considered null and void.

(j) No Option Right will be exercisable more than 10 years from the Date of Grant.

(k) No grant of Option Rights may provide for dividends, dividend equivalents or other similar distributions to be paid on such Option Rights.

5. Appreciation Rights. The Board may, from time to time, authorize the granting to any Participant of Appreciation Rights upon such terms and conditions consistent with the following provisions as it may determine:

(a) An Appreciation Right will be a right of the Participant to receive from NWI an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b) Each grant will specify the Base Price, which may not be less than the Market Value Per Share on the Date of Grant.

(c) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by NWI in cash, in Shares or in any combination thereof and may retain for the Board the right to elect among those alternatives.

(d) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(e) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(f) Each grant will specify the period or periods of continuous service by the Participant with NWI or any Subsidiary that is necessary before such Appreciation Right or installments thereof will become exercisable.

(g) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(h) Successive grants may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised.

(i) No Appreciation Right granted under the Plan may be exercised more than 10 years from the Date of Grant.

(j) No grant of Appreciation Rights may provide for dividends, dividend equivalents or other similar distributions to be paid on such Appreciation Rights.

6. Restricted Stock. The Board may, from time to time, authorize the granting of Restricted Stock to Participants upon such terms and conditions consistent with the following provisions as it may determine:

(a) Each such grant will constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but such rights shall be subject to such restrictions and the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may determine.

(b) Each such grant may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant will provide that the Restricted Stock covered by such grant that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a Restriction Period to be determined by the Board at the Date of Grant or upon achievement of Management Objectives referred to in subparagraph (e) below.

(d) Each such grant will provide that during, and may provide that after, the Restriction Period, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in NWI or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock.

(f) Notwithstanding anything to the contrary contained in the Plan, any grant of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock in the event of the retirement, death or disability, or other termination of employment of a Participant, or a Change in Control; provided, however, that no Award intended to be a Qualified Performance-Based Award shall provide for such early termination of restrictions in the event of retirement or other termination of employment to the extent such provision would cause such Award to fail to be a Qualified Performance-Based Award.

(g) Any such grant of Restricted Stock may require that any or all dividends or other distributions paid thereon during the Restriction Period be automatically deferred and reinvested in additional shares of Restricted Stock or paid in cash, which may be subject to the same restrictions as the underlying Award; provided, however, that dividends or other distributions on Restricted Stock subject to Management Objectives shall be deferred and paid in cash upon the achievement of the applicable Management Objectives and the lapse of all restrictions on such Restricted Stock.

(h) Unless otherwise directed by the Board, (i) all certificates representing shares of Restricted Stock will be held in custody by NWI until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all shares of Restricted Stock will be held at NWI’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

7. Restricted Stock Units. The Board may, from time to time, authorize the granting of Restricted Stock Units to Participants upon such terms and conditions consistent with the following provisions as it may determine:

(a) Each such grant will constitute the agreement by NWI to deliver Shares or cash to the Participant in the future in consideration of the performance of services, but subject to such restrictions and the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify.

(b) Each such grant may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Notwithstanding anything to the contrary contained in the Plan, any grant of Restricted Stock Units may provide for the earlier lapse or modification of the Restriction Period in the event of the retirement, death or disability, or other termination of employment of a Participant, or a Change in Control; provided, however, that no Award intended to be a Qualified Performance-Based Award shall provide for such early lapse or modification in the event of retirement or other termination of employment to the extent such provision would cause such Award to fail to be a Qualified Performance-Based Award.

(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her Award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Board may at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current, deferred or contingent basis either in cash, additional Restricted Stock Units or in additional Shares; provided, however, that dividend equivalents on Restricted Stock Units subject to Management Objectives shall be deferred and paid in cash upon the achievement of the applicable Management Objectives and the lapse of all restrictions on such Restricted Stock Units.

(e) Each grant of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned.

8. Annual Incentive Awards, Performance Shares and Performance Units. The Board may, from time to time, authorize the granting of Annual Incentive Awards, Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period, upon such terms and conditions consistent with the following provisions as it may determine:

(a) Each grant will specify either the number of shares, or amount of cash, payable with respect to Annual Incentive Awards, Performance Shares or Performance Units to which it pertains, which number or amount payable may be subject to adjustment to reflect changes in compensation or other factors.

(b) The Performance Period with respect to each Annual Incentive Award, Performance Share or Performance Unit will be such period of time (not less than one year in the case of each Performance Share and Performance Unit), as will be determined by the Board at the time of grant, which Performance Period may be subject to earlier lapse or other modification in the event of the retirement, death or disability, or other termination of employment of a Participant, or a Change in Control; provided, however, that no Award intended to be a Qualified Performance-Based Award shall provide for such early lapse or modification in the event of retirement or other termination of employment to the extent such provision would cause such Award to fail to be a Qualified Performance-Based Award.

(c) Any grant of Annual Incentive Awards, Performance Shares or Performance Units will specify Management Objectives that, if achieved, will result in payment or early payment of the Award and may set forth a formula for determining the number of shares, or amount of cash, payable with respect to Annual Incentive Awards, Performance Shares or Performance Units that will be earned if performance is at or above the minimum or threshold level or levels.

(d) Each grant will specify the time and manner of payment of Annual Incentive Awards, Performance Shares or Performance Units that have been earned. Any grant of Performance Shares or Performance Units may specify that the amount payable with respect thereto may be paid by NWI in cash, in Shares or in any combination thereof and will retain in the Board the right to elect among those alternatives.

(e) Any grant of Annual Incentive Awards, Performance Shares or Performance Units may specify that the amount payable or the number of Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f) The Board may at the Date of Grant of Performance Shares provide for the payment of dividend equivalents to the holder thereof on either a current, deferred or contingent basis, either in cash or in additional Shares; provided, however, that dividend equivalents on Performance Shares shall be deferred and paid in cash upon the achievement of the applicable Management Objectives.

9. Other Awards.

(a) The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such Shares, including, without limitation, awards consisting of securities or other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, Affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of Shares or the value of securities of, or the performance of specified Subsidiaries or Affiliates or other business units of NWI. The Board shall determine the terms and conditions of such awards. Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 9 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Shares, Other awards, notes or other property, as the Board shall determine.

(b) Except as otherwise provided in Section 15(b), cash awards, as independent awards or as an element of or supplement to any other Award granted under the Plan, may also be granted pursuant to this Section 9.

(c) The Board may grant Shares as a bonus, or may grant other Awards in lieu of obligations of NWI or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board in a manner that complies with Section 409A of the Code.

10. Transferability.

(a) Except as otherwise determined by the Board, no Awards granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution, and in no event shall any such Award granted under the Plan be transferred for value. Except as otherwise determined by the Board, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b) The Board may specify at the Date of Grant that part or all of the Shares that are to be issued by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock or Restricted Stock Units or upon payment under any grant of Performance Shares, Performance Units or Other Awards will be subject to further restrictions on transfer.

11. Adjustments. The Board shall make or provide for such adjustments in the numbers of Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Shares covered by Other Awards, in the Option Price and Base Price provided in outstanding Option Rights or Appreciation Rights, and in the kind of Shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Board, in its discretion, may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Board may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Board shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of the Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(a)(iii) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail so to qualify.

12. Administration of the Plan.

(a) The Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under the Plan to the Committee. To the extent of any such delegation, references in the Plan to the Board will be deemed to be references to such Committee. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee.

(b) To the extent permitted by applicable law, including any rule of the Nasdaq Stock Market, the Board or Committee may delegate its duties under the Plan to a Secondary Committee, subject to such conditions and limitations as the Board or Committee shall prescribe; provided, however, that: (i) only the Board or Committee may grant an Award to a Participant who is subject to Section 16 of the Exchange Act; (ii) only the Board or Committee may grant an Award designed to be a Qualified Performance-Based Award; (iii) no Secondary Committee may grant an Award to a member of such Secondary Committee; (iv) the resolution providing for such delegation sets forth the total number of Shares and/or the pool dollar value of the Awards such Secondary Committee may grant; and (v) the Secondary Committee shall report periodically to the Board or the Committee, as the case may be, regarding the nature and scope of the Awards granted pursuant to the authority delegated. To the extent of any such delegation, references or deemed references in the Plan to the Committee will be deemed to be references to such Secondary Committee. A majority of the Secondary Committee will constitute a quorum, and the action of the members of the Secondary Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Secondary Committee.

(c) The Board shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Evidence of Award or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Board may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in an Evidence of Award, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Evidence of Award, and, subject to Sections 15 and 18, adopting modifications and amendments to this Plan or any Evidence of Award, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which NWI, its Affiliates, and/or its Subsidiaries operate. The grant of any Award that specifies Management Objectives that must be achieved before such Award can be earned or paid will specify that, before such Award will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d) The interpretation and construction by the Board of any provision of this Plan or of any Evidence of Award or other agreement or document ancillary to or in connection with this Plan and any determination by the Board pursuant to any provision of the Plan or of any such Evidence of Award or other agreement or document ancillary to or in connection with this Plan will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

13. Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under the Plan, the Board may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by NWI or any Subsidiary outside of the United States of America, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan (including without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of NWI may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of NWI.

14. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Shares, and such Participant fails to make arrangements for the payment of tax, the Company shall withhold such Shares having a value that shall not exceed the statutory minimum amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect, or the Company may require the Participant, to satisfy the obligation, in whole or in part, by electing to have withheld, from the Shares required to be delivered to the Participant, Shares having a value equal to the amount required to be withheld, or by delivering to the Company other Shares held by such Participant. The Shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Shares on the date the benefit is to be included in Participant’s income. In no event will the Market Value per Share of the Shares to be withheld or delivered pursuant to this Section 14 to satisfy applicable withholding taxes exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Shares acquired upon the exercise of Option Rights.

15. Amendments, Etc.

(a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that if an amendment to the Plan must be approved by the stockholders of NWI in order to comply with applicable law or the rules of the Nasdaq Stock Market or, if the Shares are not traded on the Nasdaq Stock Market, the principal national securities exchange upon which the Shares are traded or quoted, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

(b) Except in connection with a corporate transaction or event described in Section 11 of the Plan, the terms of outstanding Awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, and no outstanding Option Rights or Appreciation Rights may be cancelled in exchange for other Awards, or cancelled in exchange for Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, or cancelled in exchange for cash, without stockholder approval. This Section 15(b) is intended to prohibit (without stockholder approval) the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of the Plan. Notwithstanding any provision of the Plan to the contrary, this Section 15(b) may not be amended without approval by NWI’s stockholders.

(c) If permitted by Section 409A of the Code and Section 162(m) in the case of a Qualified Performance-Based Award, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Shares of Restricted Stock or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Annual Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any Other Awards subject to any vesting schedule or transfer restriction, or who holds Shares subject to any transfer restriction imposed pursuant to Section 10(b) of the Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or Other Award may be exercised or the time when such Restriction Period will end or the time at which such Annual Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.

(d) Subject to Section 16(b) of the Plan, the Board may amend the terms of any award theretofore granted under the Plan prospectively or retroactively, but subject to Section 11 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent, except as necessary to comply with changes in law or accounting rules applicable to NWI. The Board may, in its discretion, terminate the Plan at any time.

Termination of the Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder on the date of termination.

16. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that the Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. The Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under the Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by NWI from time to time) and (ii) NWI shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then NWI shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the tenth business day of the month after such six-month period.

(d) Notwithstanding any provision of the Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, NWI reserves the right to make amendments to the Plan and grants hereunder as NWI deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

17. Governing Law. The Plan and all grants and Awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without regard to principles of conflicts of laws.

18. Effective Date/Termination. The Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Existing Plan, except that outstanding Awards granted under the Existing Plan will continue unaffected, in accordance with the terms of the Existing Plan as in effect on the Effective Date, following the Effective Date. No grant will be made under the Plan more than 10 years after the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms of the Evidence of Award conveying such grants and of the Plan.

19. Miscellaneous.

(a) Each grant of an Award will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with the Plan, as the Board may approve.

(b) NWI will not be required to issue any fractional Shares pursuant to the Plan. The Board may provide for the elimination of fractional Shares or for the settlement of fractional Shares in cash.

(c) The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with NWI or any Subsidiary, nor will it interfere in any way with any right NWI or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(d) No person shall have any claim to be granted any Award under the Plan. Without limiting the generality of the foregoing, the fact that a target Award is established for the job value or level for an employee shall not entitle any employee to an Award hereunder. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any Shares covered by any Award until the date as of which he or she is actually recorded as the holder of such Shares upon the stock records of the Company.

(e) Determinations by the Board or the Committee under the Plan relating to the form, amount and terms and conditions of grants and Awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive grants and Awards under the Plan, whether or not such persons are similarly situated.

(f) To the extent that any provision of the Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of the Plan.

(g) No Award under the Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over the Plan.

(h) Absence or leave approved by a duly constituted officer of NWI or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of the Plan or Awards granted hereunder.

(i) The Board may condition the grant of any Award or combination of Awards authorized under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by NWI or a Subsidiary to the Participant.

(j) If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(k) Any Evidence of Award may: (i) provide for recoupment by the Company of all or any portion of an Award upon such terms and conditions as the Board or Committee may specify in such Evidence of Award; or (ii) include restrictive covenants, including, without limitation, non-competition, non-disparagement and confidentiality conditions or restrictions, that the Participant must comply with during employment by or service to the Company and/or within a specified period after termination as a condition to the Participant’s receipt or retention of all or any portion of an Award. This Section 19(k) shall not be the Company’s exclusive remedy with respect to such matters. This Section 19(k) shall not apply after a Change in Control, unless otherwise specifically provided in the Evidence of Award.

Novatel Wireless, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Revocable Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals —	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 – 5.

1. To elect three directors to serve until the 2016 Annual Meeting of Stockholders;									+
	For	Withhold		For	Withhold		For	Withhold
01 - James Ledwith	☐	☐	02 - Sue Swenson	☐	☐	03 - John Wakelin	☐	☐

	For	Against	Abstain		For	Against	Abstain

2. To amend the Company’s 2000 Employee Stock Purchase Plan to increase the number of shares issuable under the plan.	☐	☐	☐	3. To amend the Company’s 2009 Omnibus Incentive Compensation Plan to increase the number of shares issuable under the plan.	☐	☐	☐

4. To hold an advisory vote on the compensation of the Company’s named executive officers.	☐	☐	☐	5. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this Proxy and sign your name as it appears on your stock certificate. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X	+
01MV2B

Important notice regarding the Internet availability of

proxy materials for the Annual Meeting of shareholders.

The Proxy Statement and Annual Report/10K wrap are available at:

www.NVTL.com/ProxyMaterials

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

REVOCABLE PROXY — Novatel Wireless, Inc.

Annual Meeting of Stockholders — June 6, 2013

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Novatel Wireless, Inc. (the “Company”) acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, each dated May 2, 2013, and, revoking any proxy heretofore given, hereby appoints Peter V. Leparulo and Catherine F. Ratcliffe, and each of them, the proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Thursday, June 6, 2013, at 2:00 p.m., local time, at the Hyatt House San Diego, 10044 Pacific Mesa Blvd., San Diego, California 92121, and any adjournments or postponements thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as set forth herein.

When properly executed, this Proxy will be voted as directed herein or, if not otherwise indicated, will be voted FOR the director nominees in Proposal 1 and FOR approval of Proposals 2 – 5. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 6, 2013: THE NOTICE OF THE ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT WWW.NVTL.COM/PROXYMATERIALS.

Please complete, sign, date and return this Proxy as promptly as possible in the postage-paid return envelope provided.